Table of Contents

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR FEBRUARY 26, 2024

THUNDER ENERGIES CORP.

1100 Peachtree St NE, Suite 200

Atlanta, GA 30309

404-793-1956

OFFERING SUMMARY

Up to 15,000,000 shares of

Class A Common Stock

SEE “SECURITIES BEING OFFERED” AT PAGE 46

	Price to Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Per share	$5.00	$0.25	$4.75	0
Total Maximum	$75,000,000	$3,700,000	$71,300,000	0

The Company has engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”), to act as the broker-dealer of record in connection with this Offering, but not for underwriting or placement agent services. This includes the 1% commission, but it does not include the one-time set-up fee and consulting fee payable by the Company to Dalmore. See “Plan of Distribution and Selling Securityholders” for details. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

The company expects that, not including state filing fees, the amount of expenses of the offering that we will pay will be approximately $3,700,000 based on the maximum number of shares sold in this offering.

This offering (the “Offering”) will terminate at the earlier of (1) the date at which the Maximum Offering amount has been sold, (2) the date which is one year from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the offering is earlier terminated by the company at its sole discretion. The Offering is being conducted on a best-efforts basis and there is no minimum number of shares that needs to be sold in order for funds to be released to the company and for this Offering to close, which may mean that the company does not receive sufficient funds to cover the cost of this Offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. After the initial closing of this offering, we expect to hold closings on at least a monthly basis.

The holders of Thunder Energies preferred stock (the “Preferred Stock”) are entitled to an aggregate vote of the following:

Series A – Cumulative Control Voting of 75%

Series B – 1,000 votes per share convertible into 1,000 shares of Common Stock

Series C – 1,000 votes per share, non-convertible

Holders of the Preferred Stock will continue to hold a majority of the voting power of all of the company’s equity stock at the conclusion of this Offering and therefore control the board.

The Company has granted Piggyback Registration Rights for current holders of common stock and the underlying conversion rights of both Series B Preferred Shares and the currently outstanding Convertible Notes.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4. THERE IS NO ASSURANCE THAT THE NECESSARY FUNDS WILL BE RAISED OR THAT THE ISSUER WILL BE ABLE TO BE SUCCESSFUL IN THEIR BUSINESS OPERATIONS AS DESCRIBED HEREIN.

Sales of these securities will commence approximately 10 days after the approval of this Offering.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In this Offering Circular, the term “Thunder Energies,” “we,” “us, “our” or “the company” refers to THUNDER ENERGIES CORP., a Florida corporation.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

SUMMARY

Thunder Energies, Corp. is an early-stage specialty real estate development company devoted to the identification, partnership and development of specialty real estate projects in the United States. The company will focus on properties that have positive cash flow and a synergy in operation. Main focuses include multitenant buildings that can be upgraded to green/energy efficient status. The company is also focused on entertainment and resort real estate development.

The company will operate under the brand name “Thunder Energies” with the consideration given to future name changes due to a diversification of operations outside of the former business. Thunder Energies was incorporated in 2011 in Florida.

Thunder Energies intends to either form operating subsidiaries, enter into joint ventures or provide direct investment into real estate based, positive cash flow operations that provide an opportunity to improve profitability or operations through the implementation of environmentally friendly technologies.

Thunder Energies, Inc. has identified the following cash flow positive real estate areas for investment opportunities:

Multitenant operations that either are or can be upgraded the “green” operations through implementation of environmentally friendly technologies for marketing to the environmentally concerned tenant. The real estate holdings can be either residential or commercial properties. For residential properties focus will be given to the work from home movement to provide business infrastructure and availability to the market.

The Company will actively incorporate a resort atmosphere into properties to improve attractiveness, lease rates and improved cash flow of the properties. The Company has executed a partnership agreement with a current resort company for inclusion of these features.

Revenue Plan

The company anticipates breaking ground on the Georgia property within 12 months after the approval of this Offering. Over time, the company intends to operate at least three Southeast facilities and expand operations into the Midwest and the Mountain States.

The company intends to generate revenue through the following activities:

•	individual and corporate membership sales,
•	condominium and time share sales,
•	food and beverage sales,
•	coaching and instruction services,
•	suite rentals,
•	retail sales,
•	sponsorships, advertising and naming rights, and
•	contest and qualifier fees and ticket purchases.

1

The Offering

Securities offered	Common Stock

Common Stock outstanding before the Offering	114,425,753 shares of Common Stock.

Share Price	$5.00 per share
Maximum Common Shares Offered	15,000,000

Minimum Investment	$10,000

Use of Proceeds

Proceeds from this Offering will be used to fund the company’s construction and development of Thunder Energies Asset Holdings – GA, LLC, related marketing efforts and operational expenses. See “Use of Proceeds to Issuer” section of this Offering Circular.

Summary Risk Factors

Thunder Energies is a startup. The company was acquired by the new management team in April 2022 and is still in an early stage of development. The company is not close to profitability as projects take approximately 18 months to develop and construct and may not provide a return on investment for approximately 24 months thereafter. Investing in the company involves a high degree of risk (see “Risk Factors”). As an investor, you should be able to bear a complete loss of your investment. Some of the more significant risks include those set forth below:

•	This is a very young company.

•	The company’s affiliated entities have no prior performance record.

•	The company has minimal operating capital and no revenue from operations.

•	The success of Thunder Energies business is dependent on purchasing large parcels of land at favorable prices.

•	The company may need to raise more capital and future fundraising rounds could result in dilution.

•	Success in the hospitality and entertainment industry is highly unpredictable, and there is no guarantee the company’s content will be successful in the market.

•	The COVID-19 pandemic could have material negative effects on Thunder Energies’ planned operations, including facilities where large groups of people gather in close proximity.

2

•	Thunder Energies operates in a highly competitive market.

•	Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations.

•	Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

•	The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

•	The company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.

•	The company has concentrated its investments in family entertainment, real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

•	The company works with national hospitality, hotel and local service providers to create an experience for families. Business risks associated with these providers can affect the company’s operations.

•	The illiquidity of real estate may make it difficult for the company to dispose of one or more of our properties or negatively affect its ability to profitably sell such properties and access liquidity.

•	The company’s development and growth strategy depend on its ability to fund, develop and open new entertainment venues and operate them profitably.

•	The company’s development and construction of the Georgia and future Tennessee facilities depend on their ability to obtain favorable mortgage financing.

•	Thunder Energies depends on a small management team and may need to hire more people to be successful.

•	The company will require a general manager, who has not yet been hired.

•	Thunder Energies may not be able to protect all of its intellectual property.

•	Thunder Energies has not yet entered into any master licensing agreements with third party suppliers of technology and Thunder Energies has not yet been made a sublicense to the relevant master licensing agreements.

•	The Offering price has been arbitrarily set by the company.

•	The minimum raise is set at $1,000,000 which will allow the project to proceed using other traditional construction loan financing but will extend the construction project and force the development to proceed in sequential rather than parallel schedules.

•	The officers of Thunder Energies control the company and the company does not currently have any independent directors.

•	Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

•	There is no current market for Thunder Energies’ shares.

•	The interests of Thunder Energies and the company’s other affiliates may conflict with your interests.

3

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks relating to our business

This is a very young company.

The company was acquired in April 2022. It is a startup company that has not yet started operations, and has not started to build its facilities. There is no history upon which an evaluation of its past performance and future prospects in the hospitality and entertainment industry can be made. Statistically, most startup companies fail.

The company’s affiliated entities have no prior performance record.

Just as Thunder Energies is a new entrant in the market, the affiliates of Thunder Energies, such as Thunder Energies Asset Holdings – GA, LLC, (which will provide management services to Thunder Energies) do not have a track record of involvement in hospitality and entertainment that investors may assess. Even if an affiliate of Thunder Energies did have such prior experience, that experience would not be indicative of its future performance.

The company has minimal operating capital, no significant assets and no revenue from operations.

The company currently has minimal operating capital and for the foreseeable future will be dependent upon its ability to finance its planned operations from the sale of securities or other financing alternatives. There can be no assurance that it will be able to successfully raise operating capital in this or other offerings of securities, or to raise enough funds to fully construct operational entertainment centers. The failure to successfully raise operating capital could result in its inability to execute its business plan and potentially lead to bankruptcy, which would have a material adverse effect on the company and its investors.

The success of Thunder Energies business is dependent on purchasing large parcels of land at favorable prices.

Thunder Energies is a capital-intensive operation and requires the purchase of large parcels of land prior to construction. As of the date of this Offering Circular the company has a deposit on its Georgia property for the first of two facilities to be developed. The company does not know whether it will be able to obtain additional properties at acceptable purchase terms that are favorable. Finally, if this Offering does not raise enough capital to purchase the land and begin construction, the company will need to procure external financing for the purchase of the land and/or construction of the facility.

The company may raise more capital and future fundraising rounds could result in dilution.

Thunder Energies may need to raise additional funds to finance its operations or fund its business plan. Even if the company manages to raise subsequent financing or borrowing rounds, the terms of those borrowing rounds might be more favorable to new investors or creditors than to existing investors such as you. New equity investors or lenders could have greater rights to our financial resources (such as liens over our assets) compared to existing shareholders. Additional financings could also dilute your ownership stake, potentially drastically. See “Dilution” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations– Plan of Operation” for more information.

4

Success in the hospitality and entertainment industry is highly unpredictable and there is no guarantee the company’s content will be successful in the market.

The company’s success will depend on the popularity of its hospitality and entertainment facilities. Consumer tastes, trends and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate future consumer preferences in the hospitality and entertainment business, its business and financial performance will likely suffer. The hospitality and entertainment industries are fiercely competitive. The company may not be able to develop facilities that will become profitable. The company may also invest in facilities that end up losing money. Even if one of its facilities is successful, the company may lose money in others.

Changes in consumer financial condition, leisure tastes and preferences, particularly those affecting the popularity of family resorts, and other social and demographic trends could adversely affect its business. Significant periods of restricted travel or group gatherings, such as Covid-19 or similar circumstances, could result in situations where facilities usage is below historical levels would have a material adverse effect on its business, results of operations and financial condition. If the company cannot attract patrons, retain its existing resident, its financial condition and results of operations could be harmed.

The COVID-19 pandemic could have material negative effects on Thunder Energies’ planned operations, including facilities where large groups of people gather in close proximity.

The impact of COVID-19 on companies is evolving rapidly and its future effects are uncertain. Vaccines have been administered by the states. Thunder Energies operates facilities which include restaurants, gathering points and opportunities for large groups of people can gather in close proximity. At the current time the Federal Government and local states have instituted restrictions which could affect the Company’s operations.

Thunder Energies Resorts will implement strict cleaning and sanitizing procedures across each resort. The vaccine distribution program currently ranges from 50% to 80% based on the state. Future variations or mutations could cause new social restrictions which could affect Thunder Energies’ operations.

Thunder Energies operates in a highly competitive market.

Thunder Energies plans to operate in a highly competitive market and faces intense competition. Competitors will include Disney, Six Flags, Dollywood, Great Wolf Lodge and other multi-activity resorts. Many of the company’s current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. Competitors may secure better terms from vendors, adopt more aggressive pricing and devote more resources to technology, infrastructure, fulfillment, and marketing.

Further, Thunder Energies’ properties will compete on a local and regional level with restaurants and other business, dining and social clubs. The number and variety of competitors in this business will vary based on the location and setting of each facility. Some facilities may be situated in intensely competitive areas characterized by numerous resorts and family attractions. In addition, in most regions, the competitive landscape is in constant flux as new resorts and other family venues open or expand their amenities. As a result of these characteristics, the supply in a given region may exceed the demand for such facilities, and any increase in the number or quality of resorts and family venues, or the products and services they provide, in such region could significantly impact the ability of the company’s properties to attract and retain members, which could harm their business and results of operations.

Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations.

Thunder Energies properties compete on a local and regional level with alternative venues for recreational pursuits. The company’s results of operations could be affected by the availability of, and demand for, alternative venues for recreational pursuits, such as multi-use facilities and other town center venues.

5

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations or financial condition.

The company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their residents, customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

The company’s insurance coverage may not be adequate to cover all possible losses that it could suffer and its insurance costs may increase.

The company has not yet acquired insurance. It may not be able to acquire insurance policies that cover all types of losses and liabilities. Additionally, once the company acquires insurance, there can be no assurance that its insurance will be sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually and the company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other leisure facilities, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the company’s financial condition or results of operations.

The company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations and other requirements, which could adversely affect its business, results of operations or financial condition.

Each facility is subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code and fire agencies in the state, county and/or municipality in which the facility is located.

Each facility is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each facility, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling and storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license, or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company’s ability to obtain such a license or permit in other locations.

The company may be subject to “dram shop” statutes in states where its facilities may be located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on the company’s business, results of operations or financial condition.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the company is subject to amusement licensing and regulation by the states, counties and municipalities in which its facilities are to be located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require the company to modify their business operations or alter the mix of redemption games and simulators that they offer.

Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to the company’s redemption games and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games the company offers. Furthermore, other states, counties and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, could cause the company to modify its plans for its facilities and if the company creates facilities in these jurisdictions it may be required to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that the company may offer or terminate the use of specific games, any of which could adversely affect the company’s operations. If the company fails to comply with such laws and regulations, the company may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on the company’s business and financial results.

6

The company has concentrated its investments in family entertainment, real estate and facilities, which are subject to numerous risks, including the risk that the values of their investments may decline if there is a prolonged downturn in real estate values.

The company’s operations will consist almost entirely of family resorts properties, approximately 15-20 acres in size, that encompass a large amount of real estate holdings . Accordingly, the company is subject to the risks associated with holding real estate investments. A prolonged decline in the popularity of resorts could adversely affect the value of its real estate holdings and could make it difficult to sell facilities or businesses.

The company’s real estate holdings will be subject to risks typically associated with investments in real estate. The investment returns available from equity investments in real estate depend in large part on the amount of income earned, expenses incurred and capital appreciation generated by the related properties. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, real estate, insurance, zoning, tax and eminent domain laws, interest rate levels and the availability of financing. For example, new or existing real estate zoning or tax laws can make it more expensive and time-consuming to expand, modify or renovate older properties. Under eminent domain laws, governments can take real property. Sometimes this taking is for less compensation than the owner believes the property is worth. Any of these factors could have an adverse impact on our business, financial condition or results of operations.

The company works with national hospitality, hotel and local service providers to create an experience for families. Business risks associated with these providers can affect the company’s operations.

The company’s operations include partnerships with Wyndham Resorts and Choice Hotels to manage and operate the hotel and timeshare operations. The company also plans to partner with local service partners who provide activities based on the resort surroundings. Issues or business risks associated with each of these partner companies could affect the operation of one or more of the company’s resorts.

The illiquidity of real estate may make it difficult for the company to dispose of one or more of our properties or negatively affect its ability to profitably sell such properties and access liquidity.

The company may from time to time decide to dispose of one or more of its real estate assets. Because real estate holdings generally, are relatively illiquid, the company may not be able to dispose of one or more real estate assets on a timely basis. In some circumstances, sales may result in investment losses which could adversely affect the company’s financial condition. The illiquidity of its real estate assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition and results of operations.

The company’s development and growth strategy depend on its ability to fund, develop and open new entertainment venues and operate them profitably.

A key element of the company’s growth strategy is to develop and open family entertainment venues. The company has identified a number of locations for potential future entertainment venues and is still the process of identifying more locations and analyzing the locations. The company’s ability to fund, develop and open these venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

•	Find quality locations.

•	Reach acceptable agreements regarding the lease or purchase of locations, and comply with our commitments under our lease agreements during the development and construction phases.

7

•	Comply with applicable zoning, licensing, land use and environmental regulations.

•	Raise or have available an adequate amount of cash or currently available financing and mortgage terms for construction and opening costs.

•	Adequately complete construction for operations.

•	Timely hire, train and retain the skilled management and other employees’ necessary to meet staffing needs.

•	Obtain, for acceptable cost, required permits and approvals, including liquor licenses; and

•	Efficiently manage the amount of time and money used to build and open each new venue.

If the company succeeds in opening family entertainment facilities on a timely and cost-effective basis, the company may nonetheless be unable to attract enough real estate buyers, visitors or customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and other resort options might not appeal to them and the company may face competition from other resorts and leisure venues or governmental regulations at the federal and state levels may restrict travel or group gatherings.

The company’s development and construction of its Georgia facility depends on its ability to obtain favorable construction and mortgage financing.

The company intends to secure both construction and mortgage financing to fund up to 70% of its Georgia resort and plans to use this debt financings to development and construct subsequent facilities. There is no guarantee that the company will be able to obtain financing on favorable terms. In the event that the company is unable to obtain such financing it may limit the company’s ability to effectuate its plans and will increase the costs and expenses of the company, thereby negatively impacting its financial prospects.

Thunder Energies depends on a small management team and may need to hire more people to be successful.

The success of Thunder Energies will greatly depend on the skills, connections and experiences of the executives, Rick Haynes and Lance Lehr. Thunder Energies has not entered into employment agreements with the aforementioned executives. There is no guarantee that the executives will agree to terms and execute employment agreements that are favorable to the company. Should any of them discontinue working for Thunder Energies, there is no assurance that the company will continue. Further, there is no assurance that the company will be able to identify, hire and retain the right people for the various key positions.

The company will require a general manager, who has not yet been hired.

Thunder Energies is currently performing an executive search for the general manager and operator of Thunder Energies. There is no way to be certain that the general manager of Thunder Energies, once appointed, will be able to execute the same vision as Thunder Energies itself. If an appropriate person is not identified and hired, the company will not succeed and since its performance will depend on that person’s performance, it is possible that other Thunder Energies subsidiaries will be more successful than the company.

Thunder Energies may not be able to protect all of its intellectual property.

Thunder Energies, will be using the intellectual property of its parent, including the following trademarks that will be filed: Thunder Energies, Thunder Energies Family Resorts and Come See the Bear. The profitability of Thunder Energies may depend in part on Thunder Energies’ ability, to effectively protect its intellectual property and the ability of Thunder Energies and, in the future, each of the other subsidiaries to operate without inadvertently infringing on the proprietary rights of others. Any litigation protecting the Thunder Energies’ intellectual property and defending its original content could have a material adverse effect on the business, operating results and financial condition regardless of the outcome of such litigation.

Thunder Energies has not yet entered into any master licensing agreements with third party suppliers and Thunder Energies has not yet been made a sublicense to the relevant master licensing agreements.

Thunder Energies intends to use Wyndham Hotel and Resorts as the operating facilities of all of its subsidiaries. At the current time negotiations are taking place but a final master licensing agreement has not been entered into at this time.

8

Risks relating to this Offering and our shares

The Offering price has been arbitrarily set by the company.

Thunder Energies has set the price of its Common Stock at $5.00 per share. Valuations for companies at Thunder Energies stage are purely speculative. The company’s valuation has not been validated by any independent third party and may fall precipitously. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. You should not invest if you disagree with this valuation.

The minimum raise is set at $1,000,000 which will allow the project to proceed using other traditional construction loan financing but will extend the construction project and force the development to proceed in sequential rather than parallel schedules.

Thunder Energies has set a minimum raise amount at $1,000,000 which will start the construction projects. The minimum raise amount will allow Thunder Energies to move forward by utilizing traditional construction loans with an extended schedule. The first project being executed under the minimal funding will be the Georgia project followed by the Tennessee project. The extended schedule could lead to reduced returns on investment and delayed payback on the project investments. The investor should read the execution plans to evaluate the risk of a minimum raise.

The officers of Thunder Energies control the company and the company does not currently have any independent directors.

The Founders are currently the company’s controlling shareholders. Moreover, they are the company’s executive officers and directors, through their ownership in Thunder Energies. This could lead to unintentional subjectivity in matters of corporate governance, especially in matters of compensation and related party transactions. The company does not benefit from the advantages of having independent directors, including bringing an outside perspective on strategy and control, adding new skills and knowledge that may not be available within Thunder Energies, and having extra checks and balances to prevent fraud and produce reliable financial reports.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement and claims where the forum selection provision is applicable, which could result in less favorable outcomes to the plaintiff(s) in any such action.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement. Section 27 of the Exchange Act does create exclusive federal jurisdiction over all suits brought to enforce and duty or liability created by the Exchange Act or the rules and regulations thereunder. Section 22 of the Securities Act creates a concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the by the Securities Act or the rules and regulations thereunder.

If the company opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the company’s knowledge, the enforceability of a contractual pre-dispute, jury trial waiver in connection with claims arising under the state or federal securities laws has not been finally adjudicated by the courts. However, the company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. The company believes that this is the case with respect to the subscription agreement. Investors should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If an investor brings a claim against the company in connection with matters arising under the subscription agreement, including claims under federal securities laws, an investor may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by Thunder Energies of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

9

There is little to no current market for Thunder Energies’ shares.

There is little to no formal marketplace for the resale of our securities. Shares of the company’s Common Stock may eventually be traded to the extent any demand and/or trading platform(s) exists. However, there is no guarantee there will be demand for the shares, or a trading platform that allows you to sell them. Investors should assume that they may not be able to liquidate their investment or pledge their shares as collateral for some time.

Risks Related to Certain Conflicts of Interest

The interests of Thunder Energies, Thunder Energies Asset Holdings – GA, LLC and the company’s other affiliates may conflict with your interests.

The company’s Amended and Restated Certificate of Incorporation, bylaws and Florida law provide company management with broad powers and authority that could result in one or more conflicts of interest between your interests and those of the officers and directors of Thunder Energies, Thunder Energies Asset Holdings – GA, LLC, and the company’s other affiliates.  This risk is increased by the affiliated entities being controlled by Thunder Energies and all our officers and directors currently have an interest in Thunder Energies, through ownership, as an officer or director in Thunder Energies contractually or any combination thereof. Potential conflicts of interest include, but are not limited to, the following:

•	Thunder Energies and the company’s other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separate from the company, and you will not be entitled to receive or share in any of the profits, return, fees or compensation from any other business owned and operated by the management and their affiliates for their own benefit.

•	The company may engage Thunder Energies, or other companies affiliated with Thunder Energies to perform services, and determination for the terms of those services will not be conducted at arms’ length negotiations; and

•	The company’s officers and directors are not required to devote all of their time and efforts to the affairs of the company.

10

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. If you invest in our Preferred Stock, your interest will be diluted immediately to the extent of the difference between the Offering price per share of our Preferred Stock and the pro forma net tangible book value per share of our Preferred Stock after this Offering.

As of December 31, 2023, the net tangible book value of the Company was a deficit of $6,267,006. Based on the number of shares of Common Stock issued and outstanding as of the date of the offering (114,425,753) that equates to a net tangible book value of approximately ($0.055) per share of Common Stock on a pro forma basis. Based on the total number of shares of Common Stock that would be outstanding assuming full subscription (129,425,753) at total net proceeds of $71,300,000, that equates to approximately $0.53 of tangible net book value per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current stockholders will have immediately increased by approximately $0.585 without any additional investment on their behalf and the net tangible book value per share for new investors will be immediately diluted by $4.47 per share. These calculations do include the costs of the Offering, and such expenses will not cause further dilution.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

11

The type of dilution that hurts early-stage investors most often occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2014 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2015, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to number of convertible notes that the company has issued and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

12

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

Thunder Energies Corp. is offering a maximum of 15,000,000 shares of Common Stock on a “best efforts” basis.

The cash price per share of Common Stock is Five Dollars (USD $5.00).

The company intends to market the shares in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by Thunder Energies Corp. in its sole discretion.

The company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. After the initial closing of this offering, the company expects to hold closings on at least a monthly basis.

The company is offering its securities in all states.

Incentives

The company intends to offer marketing promotions to encourage potential investors to invest, which may include offers such as offering a 10% discount on food and beverages at Thunder Energies locations for 10 years once the initial Thunder Energies locations open.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Minimum Offering Amount

The shares being offered will be issued in one or more closings. The minimum number of shares that must be sold before a closing can occur must raise $1,000,000; however, investors may only purchase shares in minimum increments of $500. Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering once the minimum is raised. No funds will be released to the Thunder Energies until the Minimum Offering Amount is reached.

Thunder Energies will enter into an Escrow Agreement with a qualified escrow agent, as a third-part escrow agent between Thunder Energies, Investment Banker and the Escrow Agent. The Escrow Agent shall administer the escrow commencing with the effectiveness of this offering and terminating once the minimum offering amount is reached or if Thunder Energies authorizes the termination of the Offering. Deposits from Subscribers will be held by the Escrow Agent. In the event the Escrow Agent does not receive the Minimum Offering Amount within the time period of this Offering or other terminating event of this Offering then the Escrow Account shall be terminated and a full and prompt return of cleared funds shall be returned with no interest paid to each Subscriber to the Offering. In the event the Escrow Agent receives cleared funds for at least the Minimum Offering Amount prior to the termination of the Escrow Period the Escrow Agent disburse funds from the Escrow Account.

13

Selling Shareholders

No founders will be selling securities into the offering; all net proceeds in this offering will go to Thunder Energies Corp.

Piggyback Rights

Existing holders of common stock, convertible preferred shares and convertible notes will be eligible to obtain Piggyback Rights with respect to their ability to remove restrictive legends from their shares and obtain free trading stock.

Investors’ Tender of Funds

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the company will accept tenders of funds to purchase the shares. Prospective investors who submitted non-binding indications of interest during the “test the waters” period will receive an automated message from us indicating that the Offering is open for investment. (NOTE: AT THIS TIME NO “TEST THE WATER” PRESENTATIONS HAVE BEEN MADE, NO PROSPECTIVE INVESTIONS HAVE SUBMITTED INDICATIONS OF INTEREST AND NO PRESENTATION MATERIALS ARE AVAILABLE). We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Each time the company accepts funds transferred from the Escrow Agent is defined as a “Closing.".

Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision.

If a subscription is rejected, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. Escrow Agent has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The company intends to engage a registered transfer agent with the SEC, who will serve as transfer agent to maintain shareholder information on a book-entry basis; there are no set up costs for this service, fees for this service will be limited to secondary market activity. The company estimates the aggregate fee due to the transfer agent for the above services to be $35,000 annually.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the Commission and a member of FINRA, to act as the broker-dealer of record for this Offering, but not for underwriting or placement agent services. As compensation, the Company has agreed to pay Dalmore a commission equal to 1% of the amount raised in the Offering to support the Offering on all newly invested funds after the issuance of a No Objection Letter by FINRA. In addition, the Company has paid Dalmore a one-time advance set up fee of $25,750 to cover reasonable out-of-pocket accountable expenses actually anticipated to be incurred by Dalmore, such as, among other things, preparing the FINRA filing. Dalmore will refund any fee related to the advance to the extent it is not used, incurred or provided to the Company. In addition, the Company will pay a $20,000 consulting fee that will be due after FINRA issues a No Objection Letter and the Commission qualifies the Offering. An assumption of $755,000 in total fees paid to Dalmore were used in estimating the expenses of this Offering.

14

USE OF PROCEEDS TO ISSUER

The following discussion addresses the use of proceeds from this Offering. The company currently estimates that, at a per share price of Five Dollars (USD $5.00), the net proceeds from the sale of the 15,000,000 shares of Preferred Stock will likely be $71,300,000 after deducting the estimated offering expenses of approximately $3,700,000.

The following table breaks down the use of proceeds into different categories under various funding scenarios:

	25%	50%	75%	100%
Gross Proceeds	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Estimated Offering Expenses[1]	$736,250	$1,472,500	$2,208,750	$2,945,000
Dalmore	$188,750	$377,500	$566,250	$755,000
Net Proceeds[2]	$17,825,000	$35,650,000	$53,475,000	$71,300,000

Overhead - 12 months	$1,782,500	$3,565,000	$5,347,500	$7,130,000

Real Estate Acquisition and Development[3]	$8,021,250	$20,855,250	$24,063,750	$32,085,000

Entertainment/Lifestyle Acquisitions and Development[3]	$8,021,250	$8,021,250	$14,438,250	$18,448,875

Infrastructure/Sustainable Technologies	$0	$2,406,375	$7,219,125	$10,227,094

NASDAQ Uplift[4]	$0	$802,125	$2,406,375	$3,409,031

1	Offering Expenses Estimated
2	Short Term Financing Needs will be adjusted in accordance with Net Proceeds. Adjustments will be made to the schedule to prioritize townhome sales to finance development of the resorts. If townhome proceeds are not required for development and construction then those proceeds will be used to identify, acquire and construct future projects. townhome proceeds assumptions and calculations are presented in “THE COMPANY PROPERTIES” below.
3	Traditional financing for construction has not yet been secured.
4	The Company currently plans to file for an uplist to NASDAQ but the uplift is not contingent upon final approval of this listing and offering.

15

THE COMPANY’S BUSINESS

THUNDER ENERGIES MISSION STATEMENT

Thunder Energies is committed to consistently providing our buyers and guests with a superior experience by presenting a unique atmosphere and world class hospitality in a state of the art, multi-faceted resort community that highlights and promotes the Commerce, Georgia features. By committing to supporting the environment, conservation and the preservation of the earth through education, Thunder Energies will enhance the lives of owners, guests and the community through its mission. Thunder Energies understands that excellence in customer experience and investor return can only be delivered through excellence in Management, associate training and through becoming an asset to the community.

THUNDER ENERGIES VISION

The mission of Thunder Energies resorts is to be the premier destination Hotel & Resort by distinguishing its services not only as unique but above and beyond all other competing resorts.

To accomplish this goal, we are committed to hiring the most skilled management company who will in turn ensure our staff will be well trained, friendly and always willing to go above and beyond the call of duty to cater to our guests’ individualized needs. We will place the strongest degree of attention and commitment on service, atmosphere, quality and personal experience.

OVERVIEW

Thunder Energies has identified the drive to destination resort market as its primary interest and has focused its efforts on the development of premiere Family Destination Resort featuring Eco-Friendly, Eco-Tourism in conjunction with education in a heavily themed Resort. The initial developments will primarily focus on Georgia, Tennessee, North Carolina and South Carolina. The Company has one resort in development. The first, in Commerce, Georgia, is the furthest in development with water/sewer utilities available to the property and a preliminary master design to be submitted to Banks County in Georgia in the near future. A second proposed property located in Sevier County, Tennessee, is undergoing initial site layout. Additional properties will be acquired as destination resort demographics are evaluated. The goal is to provide family get away resorts from cities and suburb communities within a four or five-hour driving radius of the resorts.

Each resort will be owned and managed by a locally established “Thunder Energies Asset Holdings - “Location Identifier”, LLC. Strategic partners will own portions of the assets and business within each Resort. The daily operations and general management of the hotel portion of the resorts will be performed by Hybrid Hospitality LLC, working in unison with Thunder Energies Asset Holdings, and their collective team of industry professionals each with over 20 years in the hospitality industry. Hybrid Hospitality will provide a professional, experienced on-site management team.

Quality family entertainment and experiences is the primary focus of Thunder Energies Asset Holdings. The construction and commercialization of the proposed resorts is factored into the initial development phase detailed within.

The first resort to be developed is Bear Village – GA will be owned by Thunder Energies Asset Holdings – GA, LLC, a wholly owned division of Thunder Energies Corporation which will be situated on approximately 66 acres in Commerce, Georgia. The company's proposed resort will be designed to provide the type of facilities the current market demands. Situated on the land will be a 250-unit Townhome development, 250 Time Share units, 250 room resort hotel, 80,000 sq ft. Outdoor and Indoor Water Park, 15,000 Gallon Fresh Water Aquarium, 90,000 sq. ft. Family Entertainment Center and 20,000 sq. ft. banquet and conference center. Within the resort facilities will be numerous revenue centers including multiple food and beverage outlets, unique retail outlets, chair lift unique photo opportunities, our unique Family Entertainment Center.

16

RESORT CONCEPT

Thunder Energies Asset Holdings LLCs will each construct, own, and operate a mixed-use, unique destination, resorts and condominiums themed primarily around wildlife habitats, mountain ecosystems and waterfront (rivers, lakes and waterfalls) easily accessible to the resort visitors and residents.

Thunder Energy Resorts, will be a place where every moment is crafted to indulge owners and visitors’ senses and create a spirit of adventure. Located in Commerce Georgia, the first Thunder Energies Resort offers a diverse range of experiences tailored to engage every type of traveler. This resort concept aims to cater to a wide range of interests and preferences, ensuring that every guest has the opportunity to create their own unique and unforgettable experiences.

The mission of Thunder Energies resorts is to be the premier destination Hotel & Resort by distinguishing its services not only as unique but above and beyond all other competing resorts.

To accomplish this Mission, we are committed to hiring the most skilled management company who will in turn ensure our staff will be well trained, friendly and always willing to go above and beyond the call of duty to cater to our guests’ individualized needs. We will place the strongest degree of attention and commitment on service, atmosphere, quality and personal experience.

Each Thunder Energies Asset Holdings LLC company will construct its own resort, and operate a mixed-use, unique destination, resorts and time-shares themed to highlight the local environment, community and bring new exhilarating experiences that are easily accessible to the resort visitors and residents.

KEYS TO SUCCESS

Based on research, the overwhelming success of Thunder Energies will be defined by its appeal and overall ability to service a variety of markets. The independent themed hotel and bear habitat joined with a Family Entertainment Center will primarily target families with children from ages 3-18. The property will primarily target travelers interested in eco-tourism and educational vacations.

We believe that our main keys to success include:

• Ideal location:

➢  Centrally located near major highways and access roads

➢  Adjacent to destinations that are already successful and attacks large numbers of families

➢  Easy access from multiple major roads

➢  Within a day’s drive of over 23 million people of the United States

• Creating a “drive to” destination resort:

➢ Providing popular and wide-ranging unique activities
➢ Indoor and outdoor environments for year-round entertainment
➢ Superior lodging accommodations
➢ Ample family activities
➢ Family Friendly Experiences
➢ Unique Lodging Opportunities for education-based tourism and eco-tourism

• Professionally managed to:

➢ Optimize Occupancy and Rate in each travel segment
➢ Higher weekend demand compared to competition
➢ Aggressive yield rate management program
➢ Provide a consistently superior guest experience
➢ Control costs through superior design and operational supervision

• Ample Parking & Easy Access

17

THE THUNDER ENERGIES EXPERIENCE

Thunder Energies’ focus is to create a known experience for its patrons and their families where they can experience a mixture of family activities, dining, adult activities, and eco-friendly exploration. A model for the resorts is Kiawah Island in South Carolina. The significant difference is that Thunder Energies focuses on mountain and inland waters to create the experience they desire. By bringing the experience off of the crowded and expensive coast line the resort becomes more affordable to families for vacation homes and extended visits.

Thunder Energies has partnered with national and regional industry leaders and experts on this project including: Wyndham Hotels and Resorts (hotel management and reservations), Greengate Consulting, LLC (EB-5 investment and land use economic analysis), Skyline Engineering & Construction, LLC (cost management & civil engineering) and will team with a project architect, Legacy Entertainment (design and theming), McGillivary Consulting Group (project cost management), Aquatic Pools and Construction (water park design and construction) once the project is funded and moving forward. The Wyndham Agreement is being amended and therefore, is not included with this filing but the latest communication from the Director of Franchise Development is attached. We are waiting for this Regulation A filing to be accepted.

Common Resort Features:

As a family resort it is important the clients know what to expect and how the resort operates so children are easily managed and entertained while adults can find interesting activities for themselves. Common features include:

•	Full-Service Name Brand Hotel: Thunder Energies has recruited Wyndham Hotels and Resorts as a partner hotel service provider for the Georgia and Tennessee resorts.
•	Indoor and Outdoor Water Park: The activity center for the entire family will include indoor and outdoor access, slides, lazy rivers, dry land sprays and open swim areas.
•	Family Entertainment Center: The family entertainment center will consist of electronic activities prizes, movies and restaurant. The Entertainment Center will also offer age-appropriate educational activities for children under 15 to allow adults to enjoy the resort on a different level.
•	Restaurants: As part of the resort a main Village Square consisting of unique restaurants, ice cream and snack areas.
•	Day Trips, Hikes and Outdoor Activities: The resort will partner with local activity centers to promote day trips to attractions, hiking local trails and taking advantage of what the local community offers such as canoeing, boating or skiing.

THE COMPANY’S PROPERTIES

PROPERTY 1 - BEAR VILLAGE – GA

BEAR VILLAGE – GA owned and operated by Thunder Energies Asset Holdings – GA, LLC a wholly owned subsidiary of Thunder Energies Corp., is strategically located near wildlife habitats and hiking trails while the resort itself will include:

•	80,000 sq. ft. Indoor and Outdoor Water Parks
•	250 Unit Townhome Development
•	250 Time Shares Units
•	250 Room Uniquely Themed Hotel
•	Entertainment/Retail Areas
•	Family Oriented Entertainment and Dining
•	Family Entertainment Center.

The proposed resort will be constructed off of Industrial Park Drive between Hwy 441 and Route 59 in Commerce, Georgia. Centrally located within the Banks and Jackson County retail areas and adjacent to Interstate 85, the resort will bring much needed family focused experiences to the region.

18

The resort would be completed as a phased development. Phase I will be developed consisting of 100 residential townhomes. Phase II will be the development of the resort amenities including the 250-room hotel and meeting place, outdoor water park, family entertainment center and some retail and restaurants. Phase III would include an indoor water park, the addition of 150 residential (condominiums/townhomes) units, 250 timeshare units and more retail/restaurants. The initial Phase I residential sales/pre-sales coupled with the Phase II resort amenities will provide the resort project with operational revenue (revenue estimates is based on stabilization after year 2 based on a 50% occupancy rate where the average regional occupancy rate for hotels and condominiums was 75% to 80% in 2019 based on Georgia and Tennessee Hospitality and Tourism annual numbers.) in operational income per year. The resort amenities will contain the following: 250 deluxe themed rooms and suites, a 90,000 sq. ft. family entertainment facility including a family arcade center and adventure park, 80,000 sq. ft. indoor and outdoor water park, 15,000 Gallon Fresh Water Aquarium, themed restaurants, gift shops, retail shopping and other family-oriented entertainment venues.

The Phased Development would not commence until the Minimum Offering Amount of $1,000,000 is reached. To further clarify the "Use of Proceeds", the following milestone(s) and timeline(s) will demonstrate the strategy to progress the Georgia development forward based on an initial minimum raise of $1M. In this event, Thunder Energies will proceed with the following course of action within 90-120 days of receipt of funds. To further secure the Georgia property, $400,000 would be added to the existing deposit of $75,000 that has already been paid in February 2024 to begin due diligence for the land acquisition. Once the property has been closed and the title transferred to Thunder Energies, the property would then be subdivided to have a 5-to-10-acre parcel designated to be designed and permitted at a cost of approximately $150,000 to begin Phase I construction of the residential component of 100 townhomes of the total 500 residential units.

Since the residential portion of the project can provide both equity and upfront cashflow from the proceeds of the presales/sales of the townhome units, this will move the commercial development forward in conjunction with any additional funds from the initial raise or from other sources such as a residential construction loan/line of credit. The construction loan may require up to $150,000 in upfront fees for the submission of the construction loan, but due to Thunder Energies’ relationship with the lender these fees would likely be paid out when the loan is closed.

Rezoning the property from the current classification of Industrial to Commercial, will commence once the land survey is completed along with a preliminary meeting with Banks County to discuss the proposed master design for the development, which is projected to be completed by late-March 2024. With the anticipated approval from the county to move forward, Skyline Engineering (Agreement attached) would submit for the Land Disturbance Permits (LDP’s) to begin the residential portion of the site. Once the LDP’s are in place, an appraisal would be conducted to verify the then current value/equity in the property. With the anticipated LDP’s attached to the current market land value of $4.94M and updated appraised value, Thunder Energies anticipates a minimum new market value to $10M+ which would provide enough overcollateralization for a construction loan of 50% LTV or $5.0M to begin construction of Phase I.

This would initiate the residential construction and further equity growth for the development with an estimated pre-sales/sales, closing and completed development timeline of roughly 18 months from receipt of $1M of the initial capital raise combined with additional construction financing. The anticipated delay to the Thunder Energies Project Milestones Based on failure to meet 100% Gross Funding referenced of this Offering would be approximately 15 to 18 months depending on unit sales and then-current market conditions.

19

According to recent home sales in 2023, the average median household price for a 3-bedroom and 4-bedroom in Commerce, Georgia, in January 2024 was $390,000 and 420,000 respectively. With a combination of 3 and 4-bedroom townhouses with the latest in amenities including electric car charging receptacles and energy efficient roofs with solar panels, the average Thunder Energies unit would sell for $405,000. Therefore, when approximately one-third of the Phase I residential units are either pre-sold or sold (33 x $405,000 or $13.4M), the initial loan would be paid off including sales commissions and marketing costs ($13.4M - $5.0M or $8.4M) followed by another appraisal on the property where the anticipated increase in total equity (land, buildings, and available cash) would qualify Thunder Energies for a larger commercial construction loan to finish construction of the remaining structures in Phase I and begin on Phase II of the project. The $8.4M in cash plus the anticipated equity in the land of approximately $35.0M+ would be used for the equity requirement (20% equity requirement or worst case scenario) to secure a loan for an estimated $200M or $40M in equity (please refer to the table below for estimated building construction costs and current loan equity requirements) to begin Phase II of the development which will consist of the hotel, the indoor water park, the family entertainment and adventure park, the conference center, restaurants, aquarium, retail, and other infrastructure, soft costs and contingencies. The remaining residential component would begin construction once sufficient equity was increased due to pre-sales/sales of the residential units and or the combination of potential revenues due to sponsorships and naming rights.

Phase	Building(s)	Construction Costs*	Equity Requirement for Loan @ 20%
I, II & II	Land Costs, Site Work, Landscaping	$10,539,410	$2,107,882
I & II	Soft Costs and Other	$5,795,625	$1,159,125
I & II	250 Townhomes	$56,237,500	$11,247,500
II & III	250 Timeshares	$58,973,750	$11,794,750
II	250 Hotel Rooms	$35,612,500	$7,122,500
II	Family Entertainment, Adventure Center, Indoor Water Park, Aquarium, Restaurant/Cafe	$53,590,800	$10,718,160
II	Conference Center	$6,674,770	$1,334,954
II	Outdoor Water Park	$9,800,500	$1,960,100
III	Sports Bar	$3,223,550	$644,710
III	Chapel	$1,000,000	$200,000
I, II & III	Contingency	$15,679,499	$3,135,900
	TOTALS	$257,127,904	$51,425,581

*	The construction numbers that appear in the above table are estimated construction numbers and could increase or decrease depending on then-current market conditions when construction begins.

This resort will benefit from a highly desirable location and unique to the market programming which is designed to produce a higher-than-average return on investment. To achieve this, the experienced management team will take advantage of the ability to service numerous market segments allowing for optimum performance through yield and rate management.

20

Location:

Map-Radials of 50, 100, 150 and 200 miles around Commerce, Georgia.

Map – Local Area in Commerce, Georgia

21

Georgia Resort Market:

Commerce, Georgia, is located in Jackson/Banks County located in approximately 60 miles northeast of Downtown Atlanta. Located off of I-85 the trip from Atlanta and Greenville/Spartanburg SC are easy drives to escape the city life. Family attractions include:

•	Hurricane Shoals Park. This park includes outdoor play areas, trails, the “Heritage Village”, and the shoals water feature. In September the Park sponsors a BBQ and bluegrass festival.
•	Fort Yargo State Park. An 1,816 acres wildlife park with a 260-acre lake that offers boating, swimming and hiking.
•	State Botanical Garden of Georgia. This garden is a 313 acre preserve set aside by the University of Georgia.
•	University of Georgia. The Bulldog Campus is a short 25 minutes away where families can attend activities and fall SEC football games.
•	Elachee Nature Science Center. The Science Center offers summer camps for children as well as hiking trails, an interactive educational program, biking and a small lake.
•	Lake Lanier and Lake Hartwell. These lakes provide a variety of water-based activities, including boating, fishing, and swimming in the lake's refreshing waters along with camping, golfing and horseback riding with exceptional views.

FACILITY OVERVIEW

Bear Village, Georgia will feature:

•	250 Room Full-Service Themed Hotel
•	100 Townhome Units in Phase I
•	150 Townhome units in Phase III
•	250 Time Share Units
•	90,000 Square Foot Family Entertainment Center
•	80,000 Square Foot Indoor and Outdoor Water Park
•	15,000-gallon aquarium
•	20,000 sq. ft. Conference Center
•	2 Restaurants
•	10,000 sq. ft of Specialty Retail

The hotel at Bear Village will feature 250 beautifully appointed themed guest rooms and suites. From an overnight stay, educational field trip, to a family reunion, you will find the hotel perfect for your needs.

The suites will include:

•	Deluxe Rooms and Two Bedroom Units – Each oversized room and suite will be tastefully decorated with uniquely themed touches, designed with the family in mind and constructed with the most durable goods for high occupancy levels.
•	Serta Master Suite King or Queen Beds
•	Terraces with exceptional views (available with some rooms)
•	300 Count Egyptian Cotton Linen Package with overstuffed duvets and A Pillow Towers. The bedding package will be soothing and comfortable. Guests will also have the option of requesting pillows in a variety of firmness levels.
•	Oversized Queen size Sofa Sleepers
•	Upgraded Bathrooms:
o	Deluxe Shower Head and Control Features
o	Lighted Adjustable Makeup Mirrors
o	Larger Granite Vanity Tops
•	Granite Wet Bar Areas with Microwaves & Refrigerators
•	Tech Savvy Room Features –
o	40+” LCD Televisions with front AV inputs
o	RF and Electronic Door Locks
o	I-Pod docking stations at all clock radios
o	Wired and wireless high-speed internet

22

The Hotel will also feature:

•	Full-Service Restaurant – Featuring Upscale Family Friendly Menu
•	Sports Pub
•	Additional Food Kiosks (Coffee Bar, Grab N Go, Dessert Bar etc.)
•	Concierge Desk – Featuring Dream Makers
•	Business Center (a larger business center will be available in the meeting space(s))
•	Laundry and Valet Service
•	GEM Guest Service Program
•	Green Program

Food, Beverage & Catering Production

Located within the resort will be multiple food and beverage outlets. Besides the more traditional full-service restaurant and lounge, there will also be several kiosks that will offer the latest trends in novelty food and drinks. Food and beverage outlets will be strategically located to provide an optimum guest experience while maximizing efforts to consolidate kitchens, storage and operational costs.

Restaurant

Within the themed independent full-service hotel at Bear Village there will be a full-service restaurant. The restaurant will seat 300 in the main dining area with additional seating available at the attached sports bar. Additional seating will be provided seasonally along the terrace. The restaurant will be thoughtfully designed in the theme of the resort. The full-service restaurant will be open for breakfast, lunch and dinner daily. In keeping with the resort’s theme, menus will offer individual entrees as well as family style entrees.

The dinner menu will change seasonally while breakfast and lunch menus will be updated twice a year. The menu will consist of items made from scratch daily by our skilled culinary team. Produce, dairy, meat, and paper will be purchased from local vendors as much as possible. The restaurant will utilize a national food service vendor for a majority of its products.

Guests will have the availability to order room service from the full-service restaurant and lounge.

Sports Bar

The resort’s sports bar will share a common wall with the full-service restaurant. Open early afternoon through late evening the sports bar will also offer the lunch and dinner menus from the adjoining restaurant. The sports bar will then offer a limited late night finger food menu after 10:00 p.m. The sports bar will be heavily themed and offer a variety of specialty drinks served in souvenir glasses and mugs. All specialty drinks will also be available in a non-alcohol version.

The sports bar will offer entertainment weekly. The entertainment will range from acoustic groups to disc jockeys. Multiple video screens will be carefully located to allow for the displaying of various sporting events without affecting the overall ambiance of the lounge.

Family Entertainment Center

•	A wide range of state-of-the-art arcade video games
•	Pool Tables
•	Bowling
•	Shuffleboard
•	Entertainment

23

The Shoppes at Bear Village

The Shoppes at Bear Village will be a 10,000 sq. ft. mixed use facility located on the resort’s campus which will include multiple specialty retailers. The upscale feel of The Shoppes at Bear Village will be carried over in the outdoor terrace seating for both the restaurants and the habitat areas.

OPERATIONS

Bear Village will be located in Commerce, Georgia. The individual components of the resort will have varying hours of operation. There will be multiple access points to the resort property. All lodging areas will have secured access via electronic card key locks. Separate parking and service drives will be established for staff parking and deliveries.

All efforts will be focused on creating seamless operations between the individual resort components. All resort staff members will be expertly trained to provide accurate and knowledgeable information about all resort areas. Signage and all printed collateral pieces will also communicate a message of seamless operations.

Hours of Operation

The resort’s wide array of attractions and facilities will offer varied hours throughout the year. The operational hours will be carefully determined after taking numerous factors into consideration. Ultimately hours of operation will be tied directly to overall demand.

Hotel

The themed hotel will be open 24 hours a day, 7 days per week. The hotels will operate at close to peak conditions year-round with the highest demand periods typically based around school breaks and conference and convention months.

Family Entertainment Center (FEC)

The FEC will be open 7 days per week 9:00a.m. to 12:00a.m. On Fridays, Saturdays and Holiday periods, the arcade will operate from 9:00a.m. to 12:00a.m. or later if business warrants. Marketing of “lock-in” parties will generate additional business to take place after hours when the FEC is typically closed.

Retail Shopping

The Shoppes at Bear Village will generally be open 10:00 a.m. – 9:00 p.m. Monday through Saturday and 12:00 p.m. – 9:00 p.m. on Sundays. Some shops will be closed on various holidays throughout the year, but leases will be written to ensure that at least some shops are open to Resort guests every day of the year. Shop hours will also generally increase around the Christmas Holiday shopping season and special Center wide sales periods.

Restaurants within the Center will be open 365 days a year and will be required to be open extended hours as needed.

Operating Philosophies – Creating the Best Guest Experience

Today’s guests are more demanding than ever. Guests are well educated and need to feel as they are in control at all times. It is important to realize that it is no longer just about providing excellent guest service, but rather in today’s age it is critical to provide a POSITIVE GUEST EXPERIENCE.

The guest experience starts from the first message a potential guest ever receives regarding Bear Village, through the reservation process, every moment of the physical trip and then the messages received after their trip. A guest experience is all encompassing and never ending. With this in mind, Bear Village is dedicated to providing the ultimate guest experience to every guest during every visit.

Successful operation of Bear Village will be critical in the resort’s ability to be profitable. Enormous care and effort will be placed upon ensuring the highest level of professional “guest obsessed” service is consistently delivered. The direction and leadership provided by Hybrid Hospitality will be paramount in achieving the needed operational success. Planning, organization and execution will be the cornerstones of this success.

24

Management

A highly skilled “leadership” team will be assembled to provide the day-to-day management and direction of the resort (resort consisting of the hotels, indoor water park and indoor theme park). Individuals chosen for this team must have the necessary skill set and demonstrate the ability to be an effective leader.

The management team will utilize a hands-on approach and will spend the majority of their time directly communicating and interacting with guests and staff alike. The executive level managers will inspire line level managers to be true leaders by acting as: manager, psychologist and cheerleader all at the same time. Hybrid Hospitality will provide the necessary leadership to ensure that the onsite team makes decisions that lead to positive actions, act as role models for saving time and money, demonstrate a consistent delivery of the “guest obsessed” service model and how to understand people’s motivation and how to melt resistance.

The management organizational chart includes an overall Resort General and Assistant Manager. These key individuals are directly responsible for mentoring and monitoring the performance of all other managers as well as reporting to Hybrid Hospitality.

Client Interactions

Guest Obsessed Service:

Bear Village will be known for its ability to transport guests to a world away not only because of the visual environment and the facilities but also because of the guest obsessed service that they receive from every staff member each and every day. The guest obsessed philosophy is deeply rooted in the sincere belief that each and all staff member’s paychecks are signed by the guests. The guest obsessed service philosophy is a culture that is implemented through orientation and training and carried on every day through monitoring and coaching.

Each member is an equally important link in the guest obsessed culture. Even staff members who may rarely see a guest are trained and constantly coached on their importance to the overall guest experience.

Continuous Improvement – Guest Experience Based:

Even before Bear Village opens, a continuous improvement team will be implemented to ensure processes and procedures are followed in day-to-day operations. The Guest Experience Improvement Team constantly evaluates the feedback from surveys and guest relations issues to strive for a better process tomorrow. Teams will be comprised of staff and management at each resort component.

Bear Village will never rest on the World Class Reputation that it will earn during opening. Instead, the Guest Experience Improvement Team will meet biweekly to determine the “dirty dozen” of guest service issues and or concerns. The team will submit to the resort management a plan of action to remove each item from the “dirty dozen”.

Human Resources and Training Philosophies

The fundamental philosophy of the human resources team at the resort is; if you take care of your associates, they will take care of your guests. With that in mind a comprehensive human resources program will be developed and implemented. An emphasis will be placed on proper recruitment, training and retention. Focusing on these areas of human resources will allow the resort to develop a seasoned team of staff members that can provide the “Guest Obsessed” approach to seamless operations.

Potential candidates for staffing positions will go through a series of behavioral interviews designed to examine how a candidate will react in certain situations. All candidates will then have to successfully attend an associate orientation program before position specific training.

25

Training programs will include initial position specific training, ongoing teachable moments and the Hospitality Spirit programs. The management team will ensure that the four-step training method is utilized in all training programs.

Besides hourly training programs, the management team will receive ongoing training on a monthly and quarterly basis. The members of the management team will receive training on time management, how to train, critical decision processes, resolving conflicts and much more.

Retention programs will be developed to increase the “buy in” each associate and manager has with the resort. Staff members will receive unique “perks” in addition to their hourly wage or salary. Perks will include: free or reduced use of all resort activities, intramural athletic leagues, and company sponsored family activities, scholarship programs, semiannual resort-wide celebrations and much more.

Prior to opening a friends and family series of “dry runs” will take place in all operational areas to provide real practical experience to the opening staff. Staffing levels during the opening period of the resort will be intentionally higher to ensure the level of desired services for our initial resort guests.

Employees: Actors on a Stage

The development of the resort will provide careers with advancement opportunities for many local residents. It is anticipated, when fully operational, Bear Village will have four hundred (400) full and part time associates in different departments of the resort.

We will be an equal opportunity employer and our criteria for employment will encompass the skills and attitude needed to provide a family friendly environment. Our staff will be chosen based upon our history of hiring staff that always strive to consistently “live” the experience we are striving to provide.

All employees will be hired under strict hiring guidelines that select candidates who demonstrate the proper skill sets needed to deliver a superior guest experience. Employees will be orientated and trained in programs that educate them to the importance of the “show” experience and that they are truly “actors” on a large stage producing memories in everything that they say or do.

Continuous Improvement - Employer/Employee Based

Bear Village will be recognized locally, regionally and within the nation as an employer of choice. The complex will operate under the guiding rule that “If you take care of your staff, your staff will take care of your guests”. A committee of employees representing the entire resort will be established to chart a course of continuous improvement for Bear Village as an employer.

The Employee Continuous Improvement committee will set forth an agenda that addresses concerns from fellow employees in regards to safety, security, fair working practices and how to build a better culture for overall morale. Members on this team will meet biweekly and will serve on the committee for no longer than four months.

Hotel Operating Philosophies

Bear Village will include a 250-room independent themed hotel. The hotels will be managed to consistently exceed the guest’s expectations. The hotels will operate as such to provide resort guests with a seamless experience.

The success of the hotels will be defined by the ability to provide a rewarding experience through a clean, well-maintained room and the delivery of professional “guest obsessed” service and amenities. The hotel management team will motivate and manage a staff of professionals that will strive to consistently provide all of these.

26

Upon arrival a guest’s last name will be obtained through a warm greeting. Then at every occasion each guest will be respectfully addressed by their last name. Every staff member will receive ongoing training promoting the Bear Village “Guest Obsessed” service approach. Specific service programs will be written and executed by department (example: The front desk agents will provide several dining options and offer to make reservations to all arriving guests. Housekeepers will be trained to provide a different “special touch” item to a stay over room each day).

Cleanliness and upkeep of the rooms is the other ingredient to the successful operations of the hotels. During the planning and design phase careful consideration will be given to using finishes and case good that will provide a durable product that will maintain its luster for years to come.

Profitability will be maximized through the combination of well executed sales and marketing plan, an aggressive yield management strategy and the daily monitoring of all controllable expenses.

Maintenance Operating Philosophies

Extensive preventative maintenance schedules will be established prior to opening. This will allow for safe operations as well as to ensure that all equipment and attractions will reach their useable life span. Keeping equipment in pristine operating condition will assist in producing a positive guest experience as well as reduce long term maintenance operating costs.

Energy Operating Philosophies

As energy costs continue to rise, it will be critical for constant monitoring of energy costs, usage, and analyze for areas to reduce and or conserve. Annual audits will be performed to provide an accurate assessment of the results of all conservation efforts.

Equipment will be maintained in optimal condition to not only ensure the life expectancy of the product but to achieve the optimal level of performance from same.

Procedures will be developed to ensure that equipment and facilities operate under

BEAR VILLAGE PROPERTY – 2 – THUNDER ENERGIES ASSET HOLDINGS – TN, LLC

The development of this property will proceed substantially identical to the description of the Georgia facility.

Bear Village would be strategically located near wildlife habitats, the Smokey Mountains and hiking trails while the resort itself includes:

•	80,000 sq. ft. Indoor and Outdoor Water Parks
•	250 Unit Townhomes Development
•	250 Time Shares Units
•	250 Room Uniquely Themed Hotel
•	Entertainment/Retail Areas
•	Family Oriented Entertainment and Dining
•	Family Entertainment Center.

The major difference between the Georgia and Tennessee Bear Village projects will be providing our guests with a superior experience by presenting a unique atmosphere and world class hospitality that highlights and promotes the natural wonders of the Smokey Mountains by supporting the environment, conservation and the preservation of Bear and Bear Habitat through education.

27

Conceptual Rendering:

The proposed resort will be constructed near downtown Pigeon Forge, Tennessee. With a central location within the Sevier County tourism area, the resort would bring much needed family focused experiences to the region. The proposed location would be ideally located near major intersections in Pigeon Forge and near the Dollywood theme park, which serves as a major destination area and tourism center for the region. Pigeon Forge receives over 11 million visitors per year.

The resort would be completed as a phased development very similar to Georgia. Phase I will be developed consisting of 100 residential townhomes. Phase II will be the development of the resort amenities including the 250-room hotel and conference center, outdoor water park, family entertainment center, Bear Rehabilitation Center along with retail and restaurants. Phase III would include an indoor water park, the addition of 150 residential (condominiums/townhomes) units, 250 timeshare units and additional retail and restaurants. The initial Phase I residential combined with the Phase II resort amenities will provide the resort project with operational revenue (revenue estimates is based on stabilization after year 2 based on a 50% occupancy rate where the average regional occupancy rate for hotels and condominiums was 75% to 80% in 2019 based on Georgia and Tennessee Hospitality and Tourism annual numbers.) in operational income per year. The resort amenities will contain the following: 250 deluxe themed rooms and suites, a 90,000 sq. ft. family entertainment facility including a family arcade center and adventure park, 80,000 sq. ft. indoor and outdoor water park, 15,000 Gallon Fresh Water Aquarium, themed restaurants, gift shops, retail shopping and other family-oriented entertainment venues.

Location: Map Radials of 50, 100, 150 and 200 miles around Pigeon Forge, Tennessee.

28

Map – Local Area in Pigeon Forge, Tennessee.

Both the State of Tennessee and Sevier County have experienced consistent growth in the leisure tourism sector over the past several years. The area has emerged as a significant tourist destination and boasts a strong infrastructure that further supports the growth of the industry. Overall, the tourism outlook is highly positive. Based on our analysis of the area, the market bodes well for the development of a destination resort.

Tennessee Resort Market

Sevier County is located in eastern Tennessee, approximately 26 miles southeast of Knoxville. Located off of exit 407 off Interstate 40 and bounded by mountains and waterways, Sevier County is known as the "Gateway" to the Great Smoky Mountains National Park. With the cities of Sevierville, Pigeon Forge and Pigeon Forge surging with growth and development, Sevier County has become a major tourist destination boasting flourishing attractions, entertainment and hospitality venues.

The area has steadily grown over the past 20 years to become a major tourist destination.

29

MARKET OPPORTUNITY

The increasing popularity of destination resorts is most clearly demonstrated by the indoor water park industry. This success of the destination resort business is typified by the indoor water park concept’s success in the Wisconsin Dells, Wisconsin area. A study of the Dells’ lodging industry reveals that 18 resort/hotels with indoor water parks account for 85 percent of the market room revenue, while 44 hotels/properties without indoor water features account for the remaining 15 percent. As a group, the indoor/outdoor water park resort/hotels in the Dells had a combined occupancy rate approximately 27 percent higher than the rates of the other 44 hotels/properties. In addition, the average room rate was almost $70/room per night higher for those resort/hotels associated with water parks as opposed to those without a water park. Given this performance and success within the Dells, it is little wonder that the concept is proliferating throughout the country at an astonishing rate.

The success of the Dells is transferable and repeatable in other markets where several key components exist. These include regional population totals, numbers of households, families with children under the age of 14, household incomes, and, of course, the mix of visitors to each market (including business travelers, meeting attendees, touring social groups, and leisure travelers). Each market needs to be analyzed in-depth to measure the demand for a destination resort.

Our Resort’s location is ideally suited to service multiple travel segments year-round. The Resort’s location is in the heart of a rapidly developing tourist region that is experiencing growth.

Travel trends continue to quickly change. The increasing costs of living and transportation have created increased demand for entertainment, activities and travel options closer to home. Bear Village will benefit from the ability to provide the optimum environment for a “Staycation”. Every visitor to the resort will have the opportunity to take part and engage in daily activities that are designed to create a “cruise ship” on land environment.

With an opening date of Summer-2026, our resort will be the first indoor eco and education focused resort currently planned or open in region. We expect that our forward thinking and development of one of the most unique resorts in the country will create a considerable deterrent to entry for other competitors. We also believe that the regional market characteristics and the number and demographics of the tourists to the area ensures the resort’s success and long-term sustainability.

Bear Village will be developed as a mixed-use facility which will include an independent full-service hotel, Indoor Water Park, Family Entertainment Center, and unique Restaurants. It will be a unique drive-to destination resort dependent on providing quality guest experiences through genuine hospitality and an exciting facility that will feature an array of attractions and family activities.

The resort has been masterfully programmed to provide numerous leisure demand generators within the master plan to provide adequate four-season weekend occupancy to enhance the existing weekday business demand. Designing a successful resort requires carefully-planned facilities with appropriate attractions and revenue centers presented in a themed environment that encourages repeat business. Bear Village will be successful by its ability to attract the group business during the week and the leisure traveler over the weekend.

Guests at drive-to destination resorts tend to include a higher number of occupants per room, stay a greater average number of nights, spending a greater average daily rate and achieving higher per capita spending while at the property. Through proper yield and rate management the resort can optimize its bottom line.

The overall layout of the resort will create a breathtaking environment for the whole family. It will contain creative designs, a conceptual theme, interactive activities, exciting vistas, and educational opportunities in all areas.

30

In addition, COVID19 changed the manner in which family’s vacation. Crowded planes, airports and other opportunities to violate social distancing protocols may limit the distance families will travel and the manner in which they travel. A diversified resort, within a reasonable drive from home, will present a low group interaction, high family interaction opportunity. Bear Village Resorts will implement strict cleaning and sanitizing procedures across the resort to assure our guests of an exceptional experience.

COVID19 also increased costs making visiting the typical destinations of Florida and California very expensive for average families, and more and more are traveling within a day’s drive for their vacation/recreational needs. This clear trend toward regional travel allows busy, hard-working American families to make more frequent trips of shorter durations, providing a needed break from the routine without breaking the bank. Key to this trend are resort destination locations that offer additional activities for the family. Destination Resorts with unique offerings fill this need. Additionally, Bear Village resort’s offer the market a unique offering that compliments the elements that already make Commerce, Georgia and Pigeon Forge, Tennessee and similar locations tourist vacation destinations.

Capitalizing on these conditions, destination hotels/resorts with unique characteristics such as indoor/outdoor water parks, wildlife immersion and natural ecosystems are growing at a rate of 23% to 29% annually, in contrast to the 1.2% growth in the overall hotel industry room supply during 2004 and the expected increase of 1.3% in 2005. In 2000, there were only 18 water park destination resorts in the United States. In 2003, 79 were open nationwide, with 18 new or expansion projects scheduled to open during 2005/6 and this number will grow to over 150 by the beginning of 2008. Bear Village is perfectly positioned to capitalize on the learning’s from the Destination Resort industry and create a unique resort that will drive guest visits through interactive learning, environmentalism, and wildlife exposure in a highly themed environment.

COMPETITIVE ADVANTAGE

Thunder Energies’ Bear Village resorts will have numerous advantages over the competition. The facilities will be developed with many unique and entertaining features.

The resort’s location is central to a very large population and several major metropolitan areas. According to Stats America, there are over 23 million residents located within 200 miles of the Commerce, Georgia resort proposed location as of 2022.

Another competitive advantage will be the unique combination of family entertainment elements that the resort will have to offer. Thunder Energies will provide many options for families and adults that do not exist at other resorts within a 200-mile radius. Combining all of the features of the resort, a typical guest will find that their entire vacation can be spent at our resort. All-inclusive packages will be marketed and sold to guests who want the ability to enjoy a variety of experiences while remaining centrally located in comfortable surroundings.

Finally, one of the most important competitive advantages will be the focus on “Guest Obsessed Service”. The management and staff at Thunder Energies will be carefully chosen and receive exhaustive training in all aspects of “Guest Obsessed Service”, providing the best guest experience possible.

COMPETITORS

Thunder Energies opening will provide a substantial barrier to entry, however our long-term success will be dependent upon our competitive advantage of operating a world class resort catering to today’s modern family and offering unsurpassed guest service.

When Bear Village opens, our resort will be the first Indoor and Outdoor Water park resort in combination with other unique extreme adventure and sports activities currently planned to open in the Commerce, Georgia and surrounding areas. We expect that our forward thinking and development of one of the most unique resorts in the country will create a considerable deterrent to entry for other competitors. We also believe that the regional market characteristics and the number and demographics of the tourists to the area ensure the resort’s success and long-term sustainability.

Thunder Energies will contain program elements and features that will uniquely position the resort within the region. As mentioned numerous times throughout this offering, the combination of the resort with the FEC and Water Park provide for numerous competitive advantages.

31

MARKETING PLAN

TARGET DEMOGRAPHICS

Leisure travelers with teenage children will account for the majority of the guests attending the resort.

Family - This segment will primarily come from within a one to three -hour drive of the resort. This segment will attend heavily anytime school is not in session.

Groups - This large segment will consist of a variety of sub segments.

Leisure Market including: School/Educational, Church, Girl and Boy Scouts and other social, neighborhood and family groups. This segment of customers will also primarily come from within a three-hour drive of the Resort. This segment will provide business throughout most of the year.

Religious and Group Outings - The resort will benefit tremendously from the current city-wide event that already occurs in Sevier County. Churches and individuals will book rooms for stays during tournaments, camps and for other events.

Couples/Singles – A smaller segment that can provide for additional business during shoulder days and seasons.

Extended Stay Corporate – The resort will actively market to this segment which comes from guests staying more than 3 consecutive nights.

In addition, Thunder Energies announced on December 20, 2022, that it has negotiated a marketing agreement with the Las Vegas Aces WNBA team that is owned by Mark Davis who also owns the Las Vegas Raiders NFL team. The agreement provides Thunder Energies the opportunity market its real estate development projects, which may include a future west coast resort location, and assets through the Aces to bring brand recognition to Thunder Energies owned companies and to strengthen their ties to champion change in multiple industries. The Aces are the 2022 and 2023 WNBA Champions after only their fifth season and they have advanced to the postseason in each of the last four years and these two forward-thinking and like-minded organizations will help to align both brands into the future.

REVENUE OPPORTUNITIES

Within each segment listed above will be opportunities to drive revenues through a variety of visitation opportunities. These include:

Overnight Resort Packages – Packages will include accommodations and participation in the Adventure Experience. This group may also include meeting, conference and social event resort guests who wish to have VIP access included in their rates.

Overnight Resort Guests – Individuals and groups who utilize resort accommodations but do not have the Adventure Experience access included in their rate. This group will also include meeting, conference and social event guests not wishing to utilize the water park.

Day Pass Visitors – Day pass visitors are guests who buy admission to the Adventure Experience, but do not spend the night at the Resort. This group will consist mostly of tourists staying within a 30-minute drive of the Resort.

Day Pass Group/Party Visitors – This group comprises: birthday parties, church groups, girl and boy scouts, after hour social events and many others. Guests in this category will spend anywhere from several hours to an entire day in the habitat(s) and they primarily travel up to three hours.

32

Corporate Transient – Guests within this category typically will book their own reservations without benefiting from an outside sales effort. This group will include advance bookings and walk in traffic.

Corporate Group/Sales – Guests within this category typically are booked through the effort of the sales department. Guests within this group come from locally negotiated rates and through singular group bookings.

Banquet Business – Weddings, reunions, holiday parties and other social type banquets will generate business that may or may not include room nights.

Church & Education Related Bookings – Business from this complex segment include; individuals/teams participating in educational programs, individuals/groups participating in ecotourism taking place at the habitat, individuals/teams in the region for tournaments/activities at other facilities.

ADVERTISING/COMMUNICATION PLAN

Hybrid Hospitality will retain a Marketing Public Relations Firm to establish a unique and appealing brand image to set us apart from our competitors.  Hybrid Hospitality will develop a marketing communications program that will generate heavy promotional exposure during the soft and grand opening phases using a combination of earned media publicity, paid advertising, direct marketing and special events. After the initial opening, a sustaining, more modest marketing campaign will be employed to continue ongoing promotions in order to maintain top-of-mind awareness among the community.  Marketing objectives will be tracked, reviewed, evaluated and modified, if necessary, on a quarterly basis to ensure efficiency and accuracy.

Thunder Energies guests are often “just looking” when they call the reservation center. From the moment the call is answered the caller wants to be catered to. They expect knowledgeable friendly agents that begin to create a memory and set the tone for the upcoming visit. Our most important advertising will begin after our first guests experience the service, atmosphere, quality, and excitement and return home telling their friends, family and co-workers. Our promotions will focus on delivering a message of “Every guest is a very special guest.” Staff will be trained to recognize and greet customers as they arrive and throughout their stay with the Thunder Energies Spirit Program.

Word of Mouth Advertising – Word of mouth advertising will account for over 50% of the calls generated to the reservation center. Excellent word of mouth advertising will be generated from the results of operational superiority. A myriad of printed collateral pieces will be available to our guests knowing that they will take the literature home to share with others.

Direct Mail – The marketing effort that will generate the highest percentage of return on investment will come from expertly produced and well-placed direct mail postcards and letters. Different direct mail pieces will be produced and directed at targeted audiences.

Broadcast / Print – A deliberate balance of print and broadcast marketing efforts will be used to initially create and build the resort’s image and presence. Later efforts will provide for the consistent reinforcement of the same.

E-Media – A user friendly and entertaining website will be created and maintained. This marketing tool will be utilized by many different market segments and will provide invaluable information to all guests.

Electronic messaging will also be used to deliver “email” blasts that quickly reach a targeted customer base with offers and specials. This marketing tool can quickly build business on slower or shoulder days and weeks.

Direct Sales Efforts – A team of sales professionals will be assembled for the task of direct sales/marketing to groups of all sizes. (See section 5.2)

The sales / marketing team will take part in weekly meetings between the on-site staff and the management company. During the weekly meetings sales forecasts, call and productivity reports and the marketing calendar will be reviewed. Adjustments will be made and future promotions/campaigns developed.

33

DIRECT SALES STRATEGY

Thunder Energies’ direct sales efforts will be a combination of inside and outside sales. The resort will have a Director of Sales located on site who will oversee the daily operations of the sales and marketing efforts as well as the reservation center.

Weekly meetings will take place to monitor the success and performance of the sales team and its efforts. Adjustments to the sales efforts and long-term marketing strategy will develop as a result of these meetings. The weekly meetings will include a representative from the management company. The additional leadership provided will benefit the entire sales team.

The sales force will have individuals responsible for soliciting and booking business from different target segments. Sales positions will include:

Corporate/Business Group	Corporate/Business Extended Stay
Meeting/Banquet	Social Group
Birthday/Group	Motorcoach/Church

Direct outside sales efforts will target companies and groups. Solicitation will take place offering all the components of the resort a la carte and in packages. The outside sales staff will also make presentations and attend relevant trade shows.

Forecasts will be generated at the corporate level and a revenue management strategy will be constantly updated and monitored for performance. All efforts will be placed on building a daily base business and then capturing the highest rates possible.

The inside sales efforts will include the aforementioned positions receiving leads through contacts made directly to the property. A follow up and trace system will assist in generating repeat business.

Another component of the resort’s sales strategy will be the efficient operation of the on-site reservation center. Supervised by the reservation manager, the call center will receive calls from guests wanting to book some type of business at the resort. Calls coming into the reservation center are crucial to the success of the resort. Achieving a higher than industry standard conversion ratio will be a result of carefully selecting and successfully training a dedicated reservation center staff.

The call center will book business at most of the resort’s revenue centers and will be responsible for offering upgraded packages to each caller. Packages pre-sold to future guests will provide a positive contribution to the per capita spending that takes place at the resort.

CATERING SALES

Where You Need To Be

Thunder Energies is conveniently located just a short drive from numerous major corporations, universities and commercial areas. The resort is easily accessible to major metropolitan markets such as Atlanta, Georgia. The unique blend of mixed-use features at the resort will make the resort a premier destination draw for: conferences, meetings and social functions from the entire region.

Where You Want To Be

After a full day of meetings or celebrating with family and friends, you can spend the night enjoying the wonderful facilities at the connected hotels. The resort’s facilities include restaurants, lounge, retail and mountain top dining, and much more all located within the resort grounds. Attendees can fit a little rest and recreation into their schedule and find themselves close to anything they can think of. Located just minutes from a variety of other tourist destinations, the resort is a perfect vacation destination.

34

Reservation Center Sales/Marketing

Thunder Energies will have an independent reservation center located within the resort complex. The staff will be employed by the resort and professionally trained in marketing and selling the amenities and packages of the resort. Reservation center staff will employ the “Guest Obsessed” Service philosophy in up-selling packages to perspective guests.

The importance of the reservations department is highly critical to the overall success of the project. Reservation agents are primarily the start of the guest experience cycle. They must be well trained in “painting a highly desirable picture” to each and every caller and then finding what motivates each caller to make a reservation. Reservation agents are constantly monitored for quality assurance as well as for ongoing training purposes.

The art of rate yield management is typically conducted by the reservation center manager who is closely monitored by the resort manager and their Hybrid Hospitality project manager. Weekly calls are conducted to monitor the progress of occupancy and average daily rate maximization.

The potential for profitability is further realized from the maximization when reservationists sell upgraded packages on top of their rack rate package. Upgrades will include additional amenities and attractions that add perceived value to the guest while providing additional guaranteed revenues from realized and unrealized sources.

35

CONFLICTS OF INTEREST

We are not aware of any conflicts of interest between the founders of Thunder Energies Corp. and the founders. Potential sources of conflicts are discussed below.

General

At the current time management contracts do not have conflicts in the operation of the Company.

Bear Village

Thunder Energies Corp. controlling shareholders, directors and officers are also the controlling shareholders, directors and officers of Bear Village. Future projects and developments will be done as traditional arm’s length agreements. Thunder Energies acquired Bear Village for a de minimis amount.

Allocation of Our Affiliates’ Time

Thunder Energies relies on their executive officers and other professionals who act on behalf of Thunder Energies, for the day-to-day operation of our business.

As a result of the executives competing responsibilities, their obligations to other investors and the fact that they will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time to Thunder Energies and other entities and other business activities in which they are involved. However, the company believes that the executive officers and investment professionals have sufficient depth to fully discharge their responsibilities to the company and the other entities for which they work. The long-term plan is for the executives to resign from their other operations and dedicate their time to Thunder Energies.

Receipt of Fees and Other Compensation by Thunder Energies and its Affiliates

Thunder Energies and its affiliates will receive substantial fees from the company, which fees will not be negotiated at arm’s length. These fees could influence Thunder Energies advice to the company as well as the judgment of the affiliated executives of Thunder Energies. For additional information see “The Company’s Business – Support from Thunder Energies” for conflicts relating to the payment structure between Thunder Energies and its’ affiliates.

36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes information from the audited financial statements for the period ending December 31, 2023, and should be read in conjunction with our financial statements and the related notes included in this Offering Circular. Audited financials are be completed in accordance with the Regulation A requirements and have been filed with the SEC through the EDGAR System.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Thunder Energies is an OTC Markets listed company (OTC:TNRG) and is fully PCAOB audited with a pending OTCQB filing on OTC Markets. The current ownership group purchased controlling interest in the company on February 23, 2022. Since that time the Company has continued to clean the financials, update the corporate finings and structure. The Company is up to date on filing will continue to file its Annual and Quarterly reports with PCAOB audit review.

Results of Operations

Over the past 12 months, the prior ownership allowed its business to decline with $0 revenues. The current ownership has taken over the prior management and reviewed all financials and updated all the filings.

As a result of the foregoing, the company generated a net loss of $5,466,473 which includes loss from operations of $2,386,303 with additional losses due to stock and interest expenses totaling $3,080,170 through December 31, 2022. For the 9-month period ending September 30, 2023, the company generated a net loss of $8,930,611 which includes loss from operations of $6,327,650 with additional losses due to stock and interest expenses totaling $2,602,961.

Monthly Operating Expenses

At the commencement of this Offering, Thunder Energies will be responsible for all of its monthly operating expenses.

All monthly expenses will be reported quarterly. Monthly operating expenses include the following:

•	salaries and benefits,

•	compensation to contractors,

•	expenses related to local marketing, promotion and public relations,

•	travel,

•	legal and accounting, and

•	insurance and technology.

37

Plan of Operation

Upon completion of this Offering, the company intends to fund developments with the proceeds from this Offering and use strategic acquisition of property for development of resorts and other income producing assets.

Upon completion of this Offering, the company intends to fund operations with the proceeds from this Offering and use mortgage financing to advance the purchase of the land, construction of the facility, design of the facility, use of architects, and hiring of employees. Approximate costs for each stage of developing a facility are as follows:

•	purchase the land: up to $5,000,000

•	construction and design of the facility: up to $24,500,000

•	architectural and engineering costs: up to $300,000

•	employee related expenses: up to $500,000

The company has estimated that it will be financing the purchase of land and construction of the facilities with mortgages obtained, representing between 50% and 70% of the total value of the location.

Pursuant to the Management Services Agreement, Thunder Energies intends to assist with the management of the first Southeastern facility. During a two- year time period Thunder Energies will focus on hiring and training Bear Village executives and employees.

As of December 31, 2023, the company is currently in the beginning stages of developing and obtaining permits from local authorities for the Georgia location. The company intends to finance some of the purchase of the land from proceeds of this Offering.

Over the next 12 months, the company plans to do the following:

•	Finalize acquisition of the first parcel of land.

•	Negotiate and execute mortgage financing for approved segments of the development and construction.

•	Finalize site and building design per the overall Thunder Energies concept design.

•	Apply for and receive building permits.

•	Execute a general contracting agreement.

•	Break ground on the Georgia facility in the Summer of 2024.

•	Hire a general manager / operator and team to run the first Southeastern facility.

•	Acquire necessary permits to construct, finish, serve food and beverage and equip the facilities, as applicable.

•	Engage architects, engineers and general contractors for the overall development and construction of the facility.

38

Within 12 months after the approval of this Offering, the company intends to do the following:

•	Oversee and manage the construction, finish, equipping and staffing of the Southeastern location in order to commence operations.

•	Acquire necessary permits to construct, finish, serve food and beverage and equip the facilities, as applicable.

Liquidity and Capital Resources

As of December 31, 2023, the company’s cash on hand was $485. Currently, the company is not generating a profit nor actively engaged in operations. Accordingly, since inception Thunder Energies has relied upon the cash advances from its current shareholder THUNDER ENERGIES and management. The company plans to continue to try to raise additional capital through additional offerings and mortgage financing. Absent additional capital, the company may be forced to significantly reduce expenses and could become insolvent.

Indebtedness

•	On September 30, 2020, the company received $80,000 from various directors, pursuant to Promissory Notes for working capital to cover expenses and costs while preparing for the Regulation A Plus securities offering.

39

SHAREHOLDERS, DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth the directors of the company.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Eric Collins	Director, Chairman	57	Indefinite - July 21, 2022
Ricardo Haynes	Director	55	Indefinite - July 21, 2022
Lance Lehr	Director	56	Indefinite - July 21, 2022
Tori White	Director	30	Indefinite - July 21, 2022
Donald R. Keer	Director	63	Indefinite - July 21, 2022

OTCQX requires independent directors

The table below sets forth the officers of Thunder Energies.

Name	Position	Age	Term of Office (If indefinite give date of appointment)
Eric Collins	Director, Chairman	57	Indefinite - July 21, 2022
Ricardo Haynes	President/CEO	55	Indefinite - July 21, 2022
Lance Lehr	VP Operations	56	Indefinite - July 21, 2022
Tori White	Development Consultant	30	Indefinite - July 21, 2022
Donald R. Keer	Attorney, Secretary, Treasury	61	Indefinite - July 21, 2022

Biographies

Eric Collins - Director, Chairman

Mr. Collins is a well-polished leader with over 39 years in project management experience specializing in logistics planning for the U.S. Air Force, Special Operation Forces Division where he was responsible for oversight, coordination and execution of operational cost efficiencies of funds, time, material and facilities to resolve problems and issues in support and maintenance programs. This included preparing briefings and presentations for senior leadership using methods such as data mining, data modeling, and or cost or benefit analysis to acquire and secure new government contracts. Over the past 5 years Mr. Collins has continued working with the US Air Force at Warner Robins Air Base where he manages the defense budget and contracts. He has also worked for Top Flight Development Group Inc. in Atlanta, GA buying and selling property for residential development.

Ricardo Haynes

President/CEO

Highly accomplished business development executive with more than 20 years of experience in producing exponential revenue growth, cultivating enduring relationships within the hospitality and financial industry. Worked for Marriot Corporation for over 15 years in property development, licensing and investment. Also operated in the financial industry providing corporate bond placement and project financing. Total experience includes commercial real estate sales and loan origination with regional and nationally based lending institutions, corporate finance consulting. Grass roots development experience in creating and issuing collateralized bond obligation and related instruments. Over the last 5 years Mr. Haynes has worked assisting clients in construction financing in both commercial and hospitality markets with Candela Group, Ltd. In Alberta, Canada.

40

Lance L. Lehr

Operations Manager

Mr. Lehr has 25 years of senior management experience in the Hospitality Industry. He has worked at the senior most level of projects ranging from Ski Area’s with Hotel, Condo, F&B and Adventure Parks to Indoor Water Park Resorts development and operations. Mr. Lehr serves as a senior advisor to one POS, a hospitality technology leader and has developed numerous independent companies and concepts. His entrepreneurial management style of leadership empowers associates and holds them accountable for high level performance. This has led to the successful development and operation of several companies in the hospitality industry that focus on franchise like systems and aggressive labor and cost management. Mr. Lehr’s entrepreneurial focus leads to creative solutions that deliver superior result in today’s dynamic marketplace. Through aggressive cost control coupled with out of the box sales building efforts and an intense focus on the guest experience, Mr. Lehr has been able to provide superior long-term results for his clients. Over the past 5 years has worked as President of Hybrid Hospitality, LTD in Erie, PA developing amusement parks, water parks and hospitality properties for clients.

Tori White

Development Consultant

Ms. White has been working for Northpointe Realty since 2015 in commercial and residential real estate leasing and contracting. Prior to that, she worked at Jlew Enterprises, LLC in Boca Raton, FL in their residential construction group from 2012-2015. Over the last 5 years Ms. White has marketed and sold commercial and residential real estate.

Donald R. Keer, P.E., ESQ.

Corporate Attorney

Mr. Keer is an attorney and a professional engineer who spent the first half of his career as a construction project manager working for Fluor Corporation and then local developers in New Jersey and Pennsylvania. Mr. Keer has also been an expert witness for various construction issues including delay damages, building code standards, construction technologies and insurance claims.

For the past 25 years Mr. Keer has represented business clients working on construction projects, real estate development, mergers and acquisitions and publicly traded companies to ensure their businesses and construction projects move forward in a timely manner. He is a sole practitioner and has had his own law practice for 25 years.

Corporate Partners

Hybrid Hospitality, LLC

Hybrid Hospitality, LLC is a full-service hospitality management company located in Erie, Pennsylvania. Hybrid Hospitality, LLC concentrates on the development, operation and long-term management of; indoor water park resorts, select and full service hotels, outdoor water parks, family entertainment centers and franchised & independent restaurant concepts.

Services offered include: feasibility study analysis, representing ownerships interests during construction, and the long-term day-to-day management of ownership’s asset and business. We also provide interior design and procurement, accounting and cost control, rate and yield management, sales and marketing services, associate customer service training, human resource management and career development for our managed properties.

41

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The company paid Ricardo Haynes $47,708 and $37,500 through December 31, 2023 and did not pay any of its other officers or directors a salary.

The company intends to pay salaries within 12 months after of the approval of this Offering. The highest paid officers of the company will have employment agreements and salaries negotiated. Salaries are targeted to be as follows:

Name	Position	Annual Compensation
Eric Collins	Chairman/COO	$100,000
Ricardo Haynes	President/CEO	$250,000
Lance Lehr	VP Operations	$100,000
Tori White	Director/Development Consultant	$100,000
Donald R. Keer	Corporate Counsel	$150,000

All compensation will be on behalf of the company by Thunder Energies Corp. and allocated to the subsidiaries.

In the future, the company will have to pay its officers, directors and other employees, which will impact the company’s financial condition and results of operations, as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The company may choose to establish an equity compensation plan for its management and other employees in the future. Further, as the company grows, the company intends to add additional executives, including but not limited to, a General Manager, a Food and Beverage Manager and Resort Managers.

42

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

GENERALLY

Thunder Energies Corp. is authorized to issue 900,000,000 shares of common stock, $0.001 par value per share, in the Company and 750,000,000 shares of preferred stock. As of February 12, 2024, 114,425,753 shares of common stock issued and outstanding, 50,000,000 shares of Series A Preferred Stock have been authorized, issued and outstanding,10,000,000 shares of Series B Preferred Stock have been authorized and 48,100 shares issued and outstanding, and 10,000,000 shares of Series C Preferred Stock have been authorized and 10,000 shares issued and outstanding. See “Description of Capital” and “Principal Shareholders.”

We have reserved 10,000,000 shares of common stock for this issuance under the Thunder Energies Corp.’s private placement. The Company has not issued any options.

COMMON STOCK

Holders of outstanding shares of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Except as may be required by applicable law, holders of outstanding shares of common stock vote together as a single class. Holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of shareholders.

PREFERRED STOCK

Holders of the outstanding shares of Series A Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 15:1 with Piggyback Rights and super majority voting rights of 75% of all voting.

Holders of the outstanding shares of Series B Preferred Stock, in accordance with the Certificate of Designation, have conversion rights of 1,000:1 with Piggyback Rights and voting rights of 1,000:1.

Holders of the outstanding shares of Series C Preferred Stock, in accordance with the Certificate of Designation, have no conversion rights and voting rights of 1,000:1.

Principal Shareholders

Title of Class	Name and Address of beneficial owner	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable	Percent of class
Series A Preferred	Ricardo Haynes; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	7,500,000	Restricted	15%
Series A Preferred	Eric Collins; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	12,500,000	Restricted	25%
Series A Preferred	Lance Lehr; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	2,500,000	Restricted	5%
Series A Preferred	Tori White; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	24,000,000	Restricted	48%
Series A Preferred	Donald Keer; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	3,500,000	Restricted	7%

43

Title of Class	Name and Address of beneficial owner	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable	Percent of class (1)
Series B Preferred	Ricardo Haynes; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	750	Restricted	1.18%
Series B Preferred	Eric Collins; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	1,250	Restricted	1.97%
Series B Preferred	Lance Lehr; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	250	Restricted	0.39%
Series B Preferred	Tori White; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	2,400	Restricted	3.78%
Series B Preferred	Donald Keer; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	350	Restricted	0.55%
Series B Preferred	Top Flight Development Group; 1447 Peachtree St., Suite 230, Atlanta, Georgia 30309	58,500	Restricted	92.13%

(1)	Series B Preferred is a convertible stock. 48,600 Shares were converted between the issuance of the 10Q dated September 30, 2023 published February 12, 2024 and the date of this offering.

Title of Class	Name and Address of beneficial owner	Amount and Nature of beneficial ownership	Amount and Nature of beneficial ownership acquirable	Percent of class
Series C Preferred	Ricardo Haynes; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	1,500	Restricted	15%
Series C Preferred	Eric Collins; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	2,500	Restricted	25%
Series C Preferred	Lance Lehr; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	500	Restricted	5%
Series C Preferred	Tori White; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	4,800	Restricted	48%
Series C Preferred	Donald Keer; 1100 Peachtree Street NE, Suite 200, Atlanta, Georgia 30309	700	Restricted	7%

44

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Services Agreement and Employment Agreements

No Management Services Agreement is in place with any of the management team.

45

SECURITIES BEING OFFERED

Thunder Energies Corp. is offering Common Stock in this Offering. The company is qualifying up to 15,000,000 shares of Common Stock under this Offering Statement, of which this Offering Circular is part. Thunder Energies authorized capital stock consists of 900,000,000 shares of Common Stock (the “Common Stock”), at $0.001 par value, of which 114,425,753 shares are Common Stock are issued.

The following is a summary of the rights of Thunder Energies’ capital common stock as provided in its Amended and Restated Certificate of Incorporation, and Bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

For a complete description of Thunder Energies’ capital stock, you should refer to its Amended and Restated Certificate of Incorporation and Bylaws, and applicable provisions of the Florida General Corporation Law.

46

THUNDER ENERGIES CORP.

F-1

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022

ASSETS
Current assets:
Cash	$36,085	$48,881
Notes receivable - related party	30,835	26,200
Deferred offering costs	25,750	9,000
Prepaid expenses and other assets	168,148	61,811
Total current assets	260,818	145,892

Investment	5,450,000	–
Total assets	$5,710,818	$145,892

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$842,186	$82,819
Accrued expenses	1,258,300	283,745
Derivative liability	79,562	85,590
Short-term convertible notes payable, net of discount of $9,000 and $0, respectively	1,113,266	1,568,366
Accrued interest	7,232,010	4,756,266
Other current liabilities	1,450,000	–
Total current liabilities	11,975,324	6,776,786
Non-current liabilities:
Long-term convertible notes payable	2,500	8,000
Total non-current liabilities	2,500	8,000
Total liabilities	11,977,824	6,784,786

Commitments and contingencies (Note 9)

Stockholders' deficit
Preferred stock - Series A: $0.001 par value, 50,000,000 authorized; 50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Preferred stock - Series B: $0.001 par value, 10,000,000 authorized; 48,100 and 5,000 shares issued and outstanding, respectively	48	5
Preferred stock - Series C: $0.001 par value, 10,000,000 authorized; 10,000 and 10,000 shares issued and outstanding, respectively	10	10
Common stock: $0.001 par value 900,000,000 authorized; 96,830,181 and 25,140,735 shares issued and outstanding, respectively	96,830	25,140
Additional paid-in-capital	9,824,654	720,888
Common stock to be issued	179,000	52,000
Accumulated deficit	(16,417,548)	(7,486,937)
Total stockholders' deficit	(6,267,006)	(6,638,894)
Total liabilities and stockholders' deficit	$5,710,818	$145,892

See notes to unaudited condensed consolidated financial statements

F-2

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Operations

	Nine Months Ended September 30,		Three Months Ended September 30,
	2023	2022	2023	2022

Net revenues	$–	$–	$–	$–

Cost of sales	–	–	–	–

Gross Profit	–	–	–	–

Operating expenses:
Advertising and marketing expenses	631,065	4,743	210,874	4,743
Stock based compensation	3,788,000	1,410,000	–	–
General and administrative	1,908,585	341,258	176,447	188,483
Total operating expenses	6,327,650	1,756,001	387,321	193,226
Loss from operations	(6,327,650)	(1,756,001)	(387,321)	(193,226)

Other (income)/ expense:
Change in derivative liability	(6,028)	4,078	(14,407)	(5,455)
Accretion of beneficial conversion feature	133,224	–	133,224	–
Accretion of debt discount	–	232,891	–	76,685
Interest expense	2,475,765	2,214,690	76,466	1,049,317
Gain on disposal of discontinued operations	–	(901,000)	–	–
Total other expense	2,602,961	1,550,659	195,283	1,120,547

Loss before income taxes	(8,930,611)	(3,306,660)	(582,604)	(1,313,773)
Income taxes	–	–	–	–

Net loss	$(8,930,611)	$(3,306,660)	$(582,604)	$(1,313,773)

Net loss per share, basic and diluted	$(0.15)	$(0.05)	$(0.01)	$(0.02)

Weighted average number of shares outstanding
Basic and diluted	61,231,226	70,796,413	84,723,787	72,140,735

See notes to unaudited condensed consolidated financial statements

F-3

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit

	Preferred Stock A*		Preferred Stock B*		Preferred Stock C*
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2022	50,000,000	$50,000	5,000	$5	10,000	$10
Common shares returned to treasury for cancellation*	–	–	–	–	–	–
Issuance of fully vested common shares issued against employment services#	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, March 31, 2022	50,000,000	$50,000	5,000	$5	10,000	$10

Issuance of fully vested common shares issued for consulting services#	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, June 30, 2022	50,000,000	$50,000	5,000	$5	10,000	$10

Net loss	–	–	–	–	–	–
Balance, September 30, 2022	50,000,000	$50,000	5,000	$5	10,000	$10

Balance, January 1, 2023	50,000,000	50,000	5,000	5	10,000	$10
Common shares issued for services	–	–	–	–	–	–
Conversion of common stock for Series B preferred stock#	–	–	64,000	64	–	–
Net loss	–	–	–	–	–	–
Balance, March 31, 2023	50,000,000	$50,000	69,000	$69	10,000	$10

Common shares issued for services	–	–	–	–	–	–
Conversion of convertible notes payable to common stock	–	–	–	–	–	–
Conversion of Series B preferred stock for common stock	–	–	(38,600)	(38)	–	–
Conversion of common stock for Series B preferred stock	–	–	33,100	33	–	–
Conversion of notes payable for common stock to be issued	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, June 30, 2023	50,000,000	$50,000	63,500	$64	$10,000	$10

Conversion of notes payable for common stock to be issued	–	–	–	–	–	–
Issuance of common stock for acquisition of intellectual property	–	–	–	–	–	–
Issuance of previously unissued common stock	–	–	–	–	–	–
Conversion of Series B preferred stock for common stock	–	–	(15,400)	(16)	–	–
Beneficial conversion feature in conjunction with debt issuance	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance, September 30, 2023	50,000,000	$50,000	48,100	$48	$10,000	$10

(continued)

F-4

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit

	Common Stock		Common Stock to be Issued		Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance, January 1, 2022	80,140,735	$80,140	–	$–	$(693,112)	$(2,020,464)	$(2,583,421)
Common shares returned to treasury for cancellation*	(55,000,000)	(55,000)	–	–	55,000	–	–
Issuance of fully vested common shares issued against employment services#	–	–	25,000,000	25,000	725,000	–	750,000
Net loss	–	–	–	–	–	(447,774)	(447,774)
Balance, March 31, 2022	25,140,735	$25,140	25,000,000	$25,000	$86,888	$(2,468,238)	$(2,281,195)

Issuance of fully vested common shares issued for consulting services#	–	–	22,000,000	22,000	638,000	–	660,000
Net loss	–	–	–	–	–	(1,545,113)	(1,545,113)
Balance, June 30, 2022	25,140,735	$25,140	47,000,000	$47,000	$724,888	$(4,013,351)	$(3,166,308)

Net loss	–	–	–	–	–	(1,313,773)	(1,313,773)
Balance, September 30, 2022	25,140,735	$25,140	47,000,000	$47,000	$724,888	$(5,327,124)	$(4,480,081)

Balance, January 1, 2023	25,140,735	$25,140	52,000,000	$52,000	$720,888	$(7,486,937)	$(6,638,894)
Common shares issued for services	–	–	12,000,000	12,000	1,128,000	–	1,140,000
Conversion of common stock for Series B preferred stock#	–	–	(64,000,000)	(64,000)	63,936	–	–
Net loss	–	–	–	–	–	(2,866,314)	(2,866,314)
Balance, March 31, 2023	25,140,735	$25,140	–	$–	$1,912,824	$(10,353,251)	$(8,365,208)

Common shares issued for services in advance	33,100,000	33,100	–	–	2,614,900	–	2,648,000
Conversion of convertible notes payable to common stock	11,350,287	11,351	–	–	4,873,449	–	4,884,800
Conversion of Series B preferred stock for common stock	38,600,000	38,600	–	–	(38,562)	–	–
Conversion of common stock for Series B preferred stock	(33,100,000)	(33,100)	–	–	33,067	–	–
Conversion of notes payable for common stock to be issued	–	–	3,695,364	410,475	–	–	410,475
Net loss	–	–	–	–	–	(5,481,693)	(5,481,693)
Balance, June 30, 2023	75,091,022	$75,091	3,695,364	$410,475	$9,395,678	$(15,834,944)	$(5,903,626)

Conversion of notes payable for common stock to be issued	–	–	1,511,429	77,000	–	–	77,000
Issuance of common stock acquisition of intellectual property	3,582,373	3,582	–	–	(3,582)	–	–
Issuance of previously unissued common stock	2,756,786	2,757	(2,756,786)	(308,475)	305,718	–	–
Conversion of Series B preferred stock for common stock	15,400,000	15,400	–	–	(15,384)	–	–
Beneficial conversion feature in conjunction with debt issuance	–	–	–	–	142,224	–	142,224
Net loss	–	–	–	–	–	(582,604)	(582,604)
Balance, September 30, 2023	96,830,181	$96,830	2,450,005	$179,000	$9,824,654	$(16,417,548)	$(6,267,006)

* Per Note 1, on acquisition of TNRG Preferred Stock, Mr. Shvo (the Company’s previous CEO) submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation. In addition, on February 28, 2022, Mr. Shvo sold 100% of the issued and outstanding shares of preferred stock of the Company to purchaser, as defined.

# Relates to issue of unregistered securities as described in Note 6. In addition, in January 2023, the Company issued 12,000,000 common shares. All shares are reflected in the Company’s disclosures. These shares were subsequently converted to Series B preferred shares in February 2023.

See notes to unaudited condensed consolidated financial statements

F-5

THUNDER ENERGIES CORPORATION

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(8,930,611)	$(3,306,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of beneficial conversion feature	133,224	–
Accretion of debt discount	–	232,891
Change in fair value of derivative liability	(6,028)	4,078
Gain on investment	–	(901,000)
Stock based compensation	3,788,000	1,410,000
Convertible notes payable issued for services	–	1,500
Changes in operating assets and liabilities:
Notes receivable - related party	(4,635)	(26,200)
Deferred offering costs	(16,750)	(9,000)
Prepaid expenses	(106,337)	(30,000)
Accounts payable	759,367	9,648
Accrued interest	2,475,744	2,214,692
Accrued expenses	974,555	–
Net cash used in operating activities	(933,471)	(400,051)

Cash flows from financing activities:
Proceeds from convertible notes payable	920,675	430,000
Net cash provided by financing activities	920,675	430,000

Net (decrease) increase in cash	(12,796)	29,949

Cash at beginning of period	48,881	–
Cash at end of period	$36,085	$29,949

Non-cash investing and financing activities:
Issuance of common stock for acquisition of intellectual property	$3,582	$–
Beneficial conversion feature in conjunction with debt issuance	$142,224	$–
Issuance of previously unissued common stock	$308,475	$–
Conversion of notes payable for unissued common stock	$487,475	$–
Conversion of convertible notes payable to common stock	$4,884,800	$–
Conversion of Series B preferred stock for common stock	$54,000	$–
Convertible notes payable issued against investment in Fourth & One	$4,000,000	$–
Other current liabilities in conjunction with investment	$1,450,000	$–
Conversion of common stock for Series B preferred stock	$97,100	$–
Common shares returned to treasury for cancellation	$–	$55,000

See notes to unaudited condensed consolidated financial statements

F-6

THUNDER ENERGIES CORPORATION

Notes to Unaudited Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2023 and 2022

NOTE 1 – NATURE OF BUSINESS

Corporate History and Background

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Company’s principal office address to PMB 388, 8570 Stirling Rd., Suite 102, Hollywood, FL, 33024.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder (“Shareholders”) of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Company on behalf of the Shareholders and was recorded as compensation expense.

The Preferred Stock acquired by the Purchaser consisted of:

1. 50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.

2. 5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

3. 10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As part of the Purchase, on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and THEHEMPLUG, LLC a Florida limited liability company (“HP”), both of which are wholly-owned subsidiaries of TNRG.

F-7

The purchase price of $50,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Seller by the Company on behalf of the Purchasers. The Company had been in discussions with the Purchasers for repayment and finalized the Employment Agreements (“Employment Agreements”) on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price as compensation on March 1, 2022. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

1) Purchaser accepts TNRG subject to the following existing debt and obligations:

a.	$35,000 Convertible Note held by ELSR plus accrued interest
b.	$85,766 Convertible Note held by ELSR and SP11 plus accrued interest
c.	$220,000 Convertible Note held by 109 Canon plus accrued interest
d.	$410,000 Convertible Note held by Moshe Zucker plus accrued interest of which $190,000 has recently been converted into 3,800,000 shares of restricted common stock.
e.	Auditor Invoice estimated at $30,000 past due and $37,000 for completion of 2021
f.	Accountant Invoice estimated at $42,500 and approximately $4,500 for completion of 2021
g.	No other debt or liability is being assumed by Purchaser
h.	Purchaser specifically assumes no liability regarding any dispute between Orel Ben Simon and the Seller. Seller shall indemnify Company as required in the body of the Agreement.
i.	Company may be subject to potential liability and legal fees and associated costs regarding the FCV Matter if in excess of the Seller indemnification provisions set forth in Section 11 of the Agreement
j.	Purchaser on behalf of the Company is responsible for assuring the Company’s timely payment of all Company federal and state and any related tax obligations for fiscal year 2021 with the exception of taxes due relating to income, sales, license, business or any other taxes associated with Nature and HP

2) The transfer to Seller of all of TNRG’s security ownership interest in each of Nature and HP shall include the following existing Nature debt and related matters:

a.	EIDL Loan ($149,490 plus $9,290 accrued interest)
b.	$72,743 note due to Orel Ben Simon plus accrued interest
c.	All cases in action and potential legal liabilities concerning current disputes with Nature, HP, Ben Simon, Seller and any other parties.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Mr. Adam Levy, Mr. Bruce W.D. Barren, Ms. Solange Bar and Mr. Yogev Shvo (Chairman) have either resigned or been voted out of their positions.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Ricardo Haynes became the sole Director, CEO and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

F-8

NOTE 2 – BASIS OF PRESENTATION

The accompanying interim unaudited condensed consolidated financial statements (“Interim Financial Statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and are presented in accordance with the requirements of Rule 10-01 of Regulation S-X. Accordingly, these Interim Financial Statements do not include all of the information and notes required by GAAP for complete financial statements. Certain prior periods amounts have been reclassified to be comparable to the current period presentation. The reclassification has no effect on previously reported net assets or net income (loss). These Interim Financial Statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2022 included in the Form 10-K filed with the SEC on March 31, 2023. In the opinion of management, the Interim Financial Statements included herein contain all adjustments, including normal recurring adjustments, considered necessary to present fairly the Company’s financial position, the results of operations and cash flows for the periods presented. The operating results and cash flows of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $16,417,548 and $7,486,937 at September 30, 2023 and December 31, 2022, respectively, had a working capital deficit of $11,714,506 and $6,630,894 at September 30, 2023 and December 31, 2022, respectively, and had a net loss of $582,604 and $8,930,611, and $1,313,773 and $3,306,660 for the three and nine months ended September 30, 2023 and 2022, respectively, with limited revenue earned since inception, no current revenue generating operations, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s consolidated financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-9

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the consolidated financial statements.

Use of Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements. The more significant estimates and assumptions by management include among others: derivative valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in a bank account in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Accounts Receivable

Accounts receivable are non-interest-bearing obligations due under normal course of business. Management reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. Historical bad debts and current economic trends are used in evaluating the allowance for doubtful accounts. The Company includes any accounts receivable balances that are determined to be uncollectible in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the Company has no allowance for doubtful accounts as of September 30, 2023 and December 31, 2022.

Cash Flows Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category. The Company uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions. Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Investments

Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at that value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings.

F-10

Income Taxes

Income taxes are accounted for under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on the Consolidated Balance Sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. The likelihood that its deferred tax assets will be recovered from future taxable income must be assessed and, to the extent that recovery is not likely, a valuation allowance is established. Changes in the valuation allowance in a period are recorded through the income tax provision in the Consolidated Statements of Operations.

ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s consolidated financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, and currently, the Company does not have a liability for unrecognized income tax benefits.

Advertising and Marketing Costs

Advertising and marketing expenses are recorded when they are incurred. The Company had advertising and marketing expense of $210,874 and $631,065, and $4,743 and $4,743 for the three and nine months ended September 30, 2023 and 2022, respectively.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the discounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. The Company recorded no impairments as of September 30, 2023 and December 31, 2022.

F-11

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Leases

The Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease obligation. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangements generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU assets and liabilities. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2023 and December 31, 2022, the fair value of cash, notes receivable, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

F-12

The derivatives are evaluated under the hierarchy of ASC 480-10, ASC Paragraph 815-25-1 and ASC Subparagraph 815-10-15-74 addressing embedded derivatives. The fair value of the Level 3 financial instruments was performed internally by the Company using the Black Scholes valuation method.

The following table summarize the Company’s fair value measurements by level at September 30, 2023 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$79,562

The following table summarize the Company’s fair value measurements by level at December 31, 2022 for the assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3
Derivative liability	$–	$–	$85,590

Debt

The Company issues debt that may have separate warrants, conversion features, or no equity-linked attributes.

Debt with warrants – When the Company issues debt with warrants, the Company treats the warrants as a debt discount, records them as a contra-liability against the debt, and amortizes the discount over the life of the underlying debt as amortization of debt discount expense in the Consolidated Statements of Operations. When the warrants require equity treatment under ASC 815, the offset to the contra-liability is recorded as additional paid in capital in our balance sheet. When the Company issues debt with warrants that require liability treatment under ASC 815, such as a clause requiring repricing, the warrants are considered to be a derivative that is recorded as a liability at fair value. If the initial value of the warrant derivative liability is higher than the fair value of the associated debt, the excess is recognized immediately as interest expense. The warrant derivative liability is adjusted to its fair value at the end of each reporting period, with the change being recorded as expense or gain to Other (income) expense in the Consolidated Statements of Operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense.  The debt is treated as conventional debt.

Convertible debt – derivative treatment – When the Company issues debt with a conversion feature, we must first assess whether the conversion feature meets the requirements to be treated as a derivative, as follows: a) one or more underlyings, typically the price of our common stock; b) one or more notional amounts or payment provisions or both, generally the number of shares upon conversion; c) no initial net investment, which typically excludes the amount borrowed; and d) net settlement provisions, which in the case of convertible debt generally means the stock received upon conversion can be readily sold for cash. An embedded equity-linked component that meets the definition of a derivative does not have to be separated from the host instrument if the component qualifies for the scope exception for certain contracts involving an issuer’s own equity. The scope exception applies if the contract is both a) indexed to its own stock; and b) classified in shareholders’ equity in its statement of financial position.

If the conversion feature within convertible debt meets the requirements to be treated as a derivative, we estimate the fair value of the convertible debt derivative using the Black Scholes method upon the date of issuance. If the fair value of the convertible debt derivative is higher than the face value of the convertible debt, the excess is immediately recognized as interest expense. Otherwise, the fair value of the convertible debt derivative is recorded as a liability with an offsetting amount recorded as a debt discount, which offsets the carrying amount of the debt. The convertible debt derivative is revalued at the end of each reporting period and any change in fair value is recorded as a gain or loss in the Consolidated Statement of Operations. The debt discount is amortized through interest expense over the life of the debt.

F-13

Convertible debt – beneficial conversion feature – If the conversion feature is not treated as a derivative, we assess whether it is a beneficial conversion feature (“BCF”). A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible and is recorded as additional paid in capital and as a debt discount in the Consolidated Balance Sheet. The Company amortizes the balance over the life of the underlying debt as amortization of debt discount expense in the statement of operations. If the debt is retired early, the associated debt discount is then recognized immediately as amortization of debt discount expense in the Consolidated Statement of Operations.

If the conversion feature does not qualify for either the derivative treatment or as a BCF, the convertible debt is treated as traditional debt.

Loss per Share

The computation of loss per share included in the Consolidated Statements of Operations, represents the net profit (loss) per share that would have been reported had the Company been subject to ASC 260, “Earnings Per Share” as a corporation for all periods presented.

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock to be issued) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2023	2022	2023	2022
Convertible notes payable	13,281,071	18,764,286	13,281,071	18,764,286
Series A convertible preferred stock	500,000,000	500,000,000	500,000,000	500,000,000
Series B convertible preferred stock	48,100,000	5,000,000	48,100,000	5,000,000
Total potentially dilutive shares	561,381,071	523,764,286	561,381,071	523,764,286

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no known loss commitments or contingencies as of September 30, 2023 and December 31, 2022.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

F-14

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

Recent Accounting Pronouncements

Recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – INVESTMENT IN WC MINE HOLDINGS (“WCMH”)

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023 (see Note 5).

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible Note Payable

Short Term

$85,766 Note

On April 22, 2019, the Company executed a convertible promissory note with GHS Investments, LLC (“GHS Note”). The GHS Note carries a principal balance of $57,000 together with an interest rate of eight (8%) per annum and a maturity date of February 21, 2020. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share) in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this GHS Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. As of December 31, 2019, the principal balance outstanding was $57,000.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-five percent (65%) of the lowest trading prices for the Common Stock during the twenty (20) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of thirty-five percent (35%).

F-15

On January 9, 2020, Mina Mar Corporation, a Florida corporation (d/b/a Mina Mar Group) acquired 50,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of Thunder Energies Corporation (the “Company”), from Hadronic Technologies, Inc., a Florida corporation. The purchase price of $94,766 for the Preferred Stock was paid by the assumption of a Company note obligation of $85,766 by Emry Capital Inc (“Emry”), with the balance paid in cash.

On March 24, 2020, the then current note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares into series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766 as of September 30, 2023.

The Company accounts for an embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. The Company recorded a derivative liability of $79,562 and $85,590 as of September 30, 2023 and December 31, 2022, and recorded a change in derivative liability of $(6,028) and $4,078 during the nine months ended September 30, 2023 and 2022, respectively.

On June 24, 2020, Emry, holder of a convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes, along with 3,500,000 common shares issued on October 4, 2021 (see Note 5), are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms-length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices, Prior to April 17, 2023, the Company recorded default interest of $14,931 in 2023 and $7,602 and $22,486 during the three and nine months ended September 30, 2022. Subsequent to April 17, 2023, the Company will no longer accrue interest or penalties on these Notes. The Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of September 30, 2023.

$220,000 Note

On September 21, 2020, the Company issued a convertible promissory note in the principal amount of $220,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

F-16

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $220,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations. The principal balance due at September 30, 2023 is $220,000 and is presented as a short-term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. The Company recorded default interest of $18,766 and $53,038, and $15,402 and $43,419 during the three and nine months ended September 30, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Regulation A being declared effective.

$410,000 Note (previously $600,000)

On October 9 and October 16, 2020, the Company issued a convertible promissory note in the principal amount totaling $600,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder's option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company's equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument does have a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. As such, the proceeds of the notes were allocated, based on fair values, as $600,000 to the debt discount. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations.

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock. The principal balance of $410,000 was due October 16, 2022 and is presented as a short term liability in the balance sheet.

F-17

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. The Company recorded default interest of $34,488 and $97,457, and $28,285 and $79,270 during the three and nine months ended September 30, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. On March 27, 2023, Moshe Zuchaer (“Plaintiff”) filed a complaint against Thunder Energies Corporation (“Thunder”) in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-23-011885 (the “Complaint”).

The complaint alleges that the Plaintiff holds a matured convertible promissory note totaling $487,372 comprised of $410,000 principal and $77,372 accrued interest. In addition, Mr. Zuchaer claims he is entitled to a default premium equaling 5% of the outstanding principal and interest and a per diem interest of approximately $90.

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 for aggregate gross proceeds of $1,746,275 (including $1,500 against which services were received) through September 30, 2023. Notes totaling $325,000 issued in fiscal 2023 and December 2022 allows for the repurchase of up to a total of 421,428 converted common shares at $2.50 per share and notes totaling $300,000 issued in fiscal year 2023 allows for the repurchase of up to a total of 300,000 converted common shares at $2.75 per share should the Company fail to meet the Regulation A Tier II offering of $5.00 per share. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share for notes amounting to $72,000, $0.07 per share for notes amounting to $902,575, $0.70 per share for notes amounting to $309,200, and $1.00 per share for notes amounting to $462,500 into the Company’s common stock if before any public offering. The April 2022 Notes include customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument has a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations.

During the fiscal year 2023, one hundred one third party investors elected to convert the aggregate principal amount of the Notes totaling $1,372,275, into 14,557,080 common shares ($1,193,275 has been converted into 12,107,073 common shares and $179,000 has been converted into 2,450,005 common shares to be issued).

Convertible notes amounting to $374,000 are outstanding as of September 30, 2023, of which $50,500 are now in default. The Company is currently in discussions with these note holders to convert the Notes into the Company’s common stock upon the Company’s Regulation A being declared effective.

F-18

$4,000,000 Promissory Note

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One (refer note 9 for details) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 Coins, valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. As amended effective May 7, 2023, the Convertible Promissory Note shall not be enforceable until such time as the Holder’s consideration, RoRa Coin is “live” on an exchange, or swap engine, and available through a mutually agreed upon cryptocurrency wallet such as NyX, MetaMask, Exodus, Ledger, or similar. The expected date for being live is in December 2023. The parties agree to establish a time is of the essence date of December 31, 2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by December 31, 2023, then Borrower shall return all RoRa Coins and Holder shall release all claims on any shares or Convertible Promissory Note, Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

Promissory Debenture

On February 15, 2020, the Company entered into Promissory Agreement and Convertible Debentures (“Promissory Debentures”) with Emry for a principal sum of $70,000 (which was paid in two tranches: $50,000, paid on February 15, 2020, and $20,000, paid in April 2020). The Promissory Debentures bear interest, both before and after default, at 15% per month, calculated and compounded monthly. At the election of the holder, at any time during the period between the date of issuance and the one year anniversary of the Promissory Debentures, the Promissory Debentures are convertible into shares of the Company’s common stock at a conversion price of $0.001 per share. In addition, the Promissory Debentures provide for an interest equal to 15% of TNRG annual sales, payable on the 2nd day following the date of issuance of the Company’s audited financial statements.

F-19

On June 24, 2020, Emry, holder of (i) Promissory Debentures in principal amount of $70,000 dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock. On November 22, 2021, the loan of $48,000 and accrued and unpaid interest of $573,798 totaling $621,798 was forgiven by EMRY. On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices. The Company will no longer accrue interest or penalties on these Notes. The Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of September 30, 2023.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock

The Company has been authorized to issue 900,000,000 shares of common stock, $0.001 par value of which there are 96,830,181 and 25,140,735 issued and outstanding at September 30, 2023 and December 31, 2022, respectively. Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

As part of the Purchase, on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and HP, both of which are wholly-owned subsidiaries of TNRG.

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, the Company entered into an Employment Agreement with Mr. Ricardo Haynes whereby Mr. Haynes became the sole Director, CEO and Chairman of the Board, and the acting sole officer of the Company. The Employment Agreement is in effect until September 30, 2027. Under this Engagement Agreement, Mr. Haynes will be entitled to a total of 25,000,000 common shares, vesting immediately, valued at $750,000 (based on the Company’s stock price on the date of issuance). In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 25,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, Mr. Haynes converted 25,000 shares of the Series B Convertible Preferred Stock into 25,000,000 common shares and subsequently gifted 2,690,000 common shares to six of the Company’s convertible noteholders (including 2,000,000 common shares to a third party, Winsome Consulting).

F-20

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 5,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 5,000 shares of the Series B Convertible Preferred Stock into 5,000,000 common shares.

F-21

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 2,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 2,000 shares of the Series B Convertible Preferred Stock into 2,000,000 common shares.

On May 17, 2023, the Company amended the Consulting Agreement to issue an additional 100 shares of Series B Convertible Preferred Stock, vesting immediately. The consultant elected to exchange these shares for an aggregate of 100,000 common shares as each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

In May 2023, Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock (see Note 5). During the quarter ended September 30, 2023, Top Flight elected to convert 15,400 preferred B stock into 15,400,000 common shares. Each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

Common Stock To Be Issued

As on September 30, 2023, the Company has converted 2022 April Convertible Notes worth of $179,000 into 2,450,005 common shares to be issued.

Preferred Stock

The Company has been authorized to issue 50,000,000 shares of $0.001 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A: The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

Series B Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder converts into one thousand (1,000) shares of Company common stock.

Series C Non-Convertible Preferred Stock was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder. The series C is Non-Convertible Preferred Stock.

During fiscal 2023, holders of 97,100,000 shares of common stock (90,000,000 shares from related parties and 7,100,000 shares from third parties) elected to exchange these shares for an aggregate of 97,100 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

During the nine months ended September 30, 2023, holders of 54,000 shares of Series B Convertible Preferred Stock (46,900 shares from related parties and 7,100 shares from third parties) elected to exchange these shares for an aggregate of 54,000,000 shares of common stock. Each Series B Convertible Preferred Share converts into one thousand (1,000) shares of the Company’s common stock.

F-22

Acquisition of TNRG Preferred Stock

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholder of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) collectively acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”) (the “Purchase”). The consideration for the Purchase was provided to the Seller by the Company on behalf of the Shareholders and was recorded as compensation expense (see Note 1).

NOTE 7 – RELATED PARTY TRANSACTIONS

Other than as set forth below, and as disclosed in Notes 7 and 10, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

On April 2, 2022, the Company entered into a demand note (“Demand Note”) with Bear Village, Inc., a related party, for $36,200. The Demand Note bears no interest, is due on demand, and is unsecured. The Company advanced Bear Village $1,635 and received no repayments during the nine months ended September 30, 2023. The Company had no advances and received no repayments from Bear Village during the nine months ended September 30, 2022. The Company has a balance due from Bear Village of $27,835 as of September 30, 2023.

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

• a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

F-23

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the nine months ended September 30, 2023.

During the three and nine months ended September 30, 2023 and 2022, the Company paid Top Flight $0 and $365,700 ($150,000 for monthly consulting services and $215,700 for goals based bonus), and $67,400 and $105,000, respectively, with a balance due of $1,333,300 and $247,000 as of September 30, 2023 and December 31, 2022, respectively.

In April 2023, the Company advanced an officer $3,000 with no amounts repaid. The Company is in process to have this amount repaid.

Bear Village

In July 2023, the Company acquired all of the intellectual property of Bear Village, Inc. (“Bear Village”) in exchange for 3,582,373 shares of the Company’s common stock. The common stock shall be distributed by Bear Village to their convertible note holders, who are owed a total of $260,250, in proportion to each note holder’s amount due to ensure they are repaid/satisfied, if the note holders were to convert their convertible note into common shares. As Bear Village shares common ownership with Thunder Energies, the Company treated this transaction in accordance with ASC 805-50-30-5 and has recognized the purchased intellectual property at the carrying value recognized by Bear Village of $0, resulting in the Company recognizing $3,582 as a reduction of additional paid-in capital.

F-24

NOTE 8 – EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings (loss) per share (“EPS”) computations.

Basic earnings (loss) per share are computed by dividing net earnings available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The following potentially dilutive securities were excluded from the calculation of diluted net loss per share because the effects were anti-dilutive based on the application of the treasury stock method and because the Company incurred net losses during the period:

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2023	2022	2023	2022
Convertible notes payable	13,281,071	18,764,286	13,281,071	18,764,286
Series A convertible preferred stock	500,000,000	500,000,000	500,000,000	500,000,000
Series B convertible preferred stock	48,100,000	5,000,000	48,100,000	5,000,000
Total potentially dilutive shares	561,381,071	523,764,286	561,381,071	523,764,286

The following table sets forth the computation of basic and diluted net loss per share:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2023	2022	2023	2022

Loss attributable to common stockholders	$(8,930,611)	$(3,306,660)	$(582,604)	$(1,313,773)

Basic weighted average outstanding shares of common stock	61,231,226	70,796,413	84,723,787	72,140,735
Dilutive effect of options and warrants	–	–	–	–
Diluted weighted average common stock and common stock equivalents	61,231,226	70,796,413	84,723,787	72,140,735

Loss per share:
Basic and diluted	$(0.15)	$(0.05)	$(0.01)	$(0.02)

F-25

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except:

On March 27, 2023, Moshe Zuchaer (“Plaintiff”) filed a complaint against Thunder Energies Corporation (“Thunder”) in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-23-011885 (the “Complaint”).

The complaint alleges that the Plaintiff holds a matured convertible promissory note totaling $487,372 comprised of $410,000 principal and $77,372 accrued interest. In addition, Mr. Zuchaer claims he is entitled to a default premium equaling 5% of the outstanding principal and interest and a per diem interest of approximately $90.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements except that Thunder has recorded a reserve of $724,244 (principal and accrued interest) as of September 30, 2023. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

Employment Contracts

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, Mr. Ricardo Haynes, the Company’s sole Director, Chief Executive Officer (“CEO”) and Chairman of the Board, and the acting sole officer of the Company entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022.
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022.
•	Base salary of $11,000 per month paid on a bi-weekly basis starting January 2, 2023.
•	Bonus of $14,201 was paid in November and December 2022.
•	Automobile allowance of $1,500 per month starting January 2, 2023.
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002.
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002.
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002.
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

F-26

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director Real Estate Development.

	○	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	4,800 RoRa Coins in possession of the Company.

•	Mr. Eric Collins, Chairman and Chief Operations Officer.

	○	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	2,500 RoRa Coins in possession of the Company.

•	Mr. Donald Keer, Corporate Counsel

	○	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	700 RoRa Coins in possession of the Company.

•	Mr. Lance Lehr, Chief Operating Officer

	○	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
	○	500 RoRa Coins in possession of the Company.

The Company had been in discussions with the Shareholders for repayment by them of the Acquisition of Preferred Shares and finalized the Employment Agreements on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price payable by these employees as compensation on March 1, 2022 (see Note 1).

Consulting Agreements

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

• a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

F-27

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the nine months ended September 30, 2023.

During the three and nine months ended September 30, 2023 and 2022, the Company paid Top Flight $0 and $365,700 ($150,000 for monthly consulting services and $215,700 for goals based bonus), and $67,400 and $105,000, respectively, with a balance due of $1,333,300 and $247,000 as of September 30, 2023 and December 31, 2022, respectively.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 5,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 5,000 shares of the Series B Convertible Preferred Stock into 5,000,000 common shares.

F-28

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 2,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 2,000 shares of the Series B Convertible Preferred Stock into 2,000,000 common shares.

On May 17, 2023, the Company amended the Consulting Agreement to issue an additional 100 shares of Series B Convertible Preferred Stock, vesting immediately. The consultant elected to exchange these shares for an aggregate of 100,000 common shares as each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

Investment in WC Mine Holdings

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matured on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s Regulation A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022.

On November 1, 2022, the Company and Fourth & One mutually agreed to terminate the Agreement and the Company was released from any obligations.

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023 (see Note 5).

Sponsorship Agreement

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner. During the three and nine months ended September 30, 2023 and 2022, the Company made payments of $0 and $50,000, and $0 and $0, respectively, to the Aces with a balance due of $614,479 and $36,745 as of September 30, 2023 and December 31, 2022, respectively.

F-29

Financing Engagement Agreement

On April 4, 2023, the Company entered into an engagement letter with SP Securities LLC in which SP Securities will serve as a corporate advisor for the Company’s market value collateralized bond obligation program. The consulting fee shall be a cash fee in the amount of (i) $15,000 due and payable at the signing of this Agreement and $10,000 due and payable on April 17, 2023 and (ii) $15,000 due and payable on the 1st day of each succeeding calendar month, commencing on May 1, 2023. The Company has paid a retainer fee of $40,000 during the nine months ended September 30, 2023 with a prepaid balance of $40,000 and $0 as of September 30, 2023 and December 31, 2022, respectively.

On August 25, 2022, the Company entered into a Legal Services Agreement with The George Law Group in connection with an issuance of multi-tranched securitization (“Financing”) which shall utilize a pledge of the Company’s stock and other properties currently owned or under the Company’s control. The legal fee shall be one-half of one percent (0.5%) of the par amount of any Financing. The Company has paid a retainer of $36,020 during the nine months ended September 30, 2023 with a prepaid balance of $78,020 and $42,000 as of September 30, 2023 and December 31, 2022, respectively.

NOTE 10 – SUBSEQUENT EVENTS

April 2022 Notes

Subsequent to September 30, 2023, the Company offered and sold an additional $25,000 of the April 2022 Notes bearing no interest, are due and payable on March 31, 2024, and have a conversion price of $0.05 per share.

Credit Rating Agreement

On October 17, 2023, in conjunction with the Company’s market value collateralized bond obligation program, the Company entered into a Credit Rating Agreement with Moody’s Investor Service (“Moody’s”) in which Moody’s will evaluate the relative future creditworthiness of the collateralized bond obligation program. The credit rating fee shall be 7% of the issuance plus initial fees of approximately $115,000 and an annual monitoring fee of $50,000.

Land Purchase and Sale Agreement

On October 18, 2023 (“Binding Agreement Date”), the Company entered into a Land Purchase and Sale Agreement (“Land Purchase”) to acquire 65.9 acres located at 0 Highway 59, Commerce, Georgia 30530 further described in the deed book as TR1 PB E-140 & TR 2 PB 36-95 for a purchase price of $4,942,500. The property is being sold subject to an earnest money payment of $75,000 on or before November 23, 2023, as amended, and a due diligence period of 90 days from the Binding Agreement Date. The scheduled closing date of the Land Purchase is February 15, 2024.

Consulting Agreements

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

Related Party Transactions

On October 9, 2023, Mr. Haynes gifted 140,000 common shares to a convertible noteholder of the Company.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Special Note Regarding Forward Looking Statements.

This quarterly report on Form 10-Q of Thunder Energies Corporation for the period ended September 30, 2023 contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. To the extent that such statements are not recitations of historical fact, such statements constitute forward looking statements which, by definition, involve risks and uncertainties. In particular, statements under the Sections; Description of Business, Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward looking statements. Where in any forward-looking statements, the Company expresses an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

The following are factors that could cause actual results or events to differ materially from those anticipated and include but are not limited to: general economic, financial and business conditions; changes in and compliance with governmental regulations; changes in tax laws; and the cost and effects of legal proceedings.

You should not rely on forward looking statements in this quarterly report. This quarterly report contains forward looking statements that involve risks and uncertainties. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this quarterly report. Our actual results could differ materially from those anticipated in these forward-looking statements.

Corporate History and Background

Thunder Energies Corporation (“we”, “us”, “our”, “TNRG” or the “Company”) was incorporated in the State of Florida on April 21, 2011.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689. On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation. The Company subsequently changed its principal office address to 3017 Greene St., Hollywood, Florida 33020.

On March 24, 2020, the Company announced its operational affiliate plans with Saveene.Com Inc. (“Saveene”) the preferred shareholder. Under the agreement, Saveene granted the Company access to several yachts and jets for the purpose of offering these vessels to the end-user and the general public for sale and or charter. Additionally, the Company gained access to several patent-pending technologies and the entire Saveene back office that focuses on the yacht and jet industry sector. This operational affiliate plan with Saveene.Com allowed the Company to offer a white-label type solution and original equipment manufacturer under the Company’s own brand name Nacaeli, dispensing the need to acquire and carry any inventory. All future Company and or Nacaeli brand fulfillment orders general maintenance, and upkeep matters such as mechanical repair, buffering, and similar will be outsourced other than administrative operational and corporate governance tasks.

On March 24, 2020, the Company held a meeting and voted to create two separate classes of preferred shares, Class “B” and class “C’ preferred shares. One class of shares B would be used to offer securitization for the watercraft while class C preferred shares would be used in conjunction with the securitization of air crafts.

F-30

Series B Convertible Preferred Stock (the “Preferred Stock”) was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder converts into one thousand (1,000) shares of Company’s common stock, so at the completion of the stock purchase, the Purchaser owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities. The consideration for the purchase was provided to the Purchaser from the private funds of the principal of the Purchaser.

Series C Non-Convertible Preferred Stock (the “Preferred Stock”) was authorized for 10,000,000 shares of the Company. Each share of Preferred Stock is entitled to one thousand (1,000) votes per share and at the election of the holder. The series C is Non-Convertible Preferred Stock. The Purchaser owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities. The consideration for the purchase was provided to the Purchaser from the private funds of the principal of the Purchaser.

Acquisition of TNRG Preferred Stock

Fiscal Year 2022

On February 28, 2022, Mr. Ricardo Haynes, Mr. Eric Collins, Mr. Lance Lehr, Ms. Tori White and Mr. Donald Keer, each as an individual and principal shareholders of Bear Village, Inc., a Wyoming corporation, (the “Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of Thunder Energies Corporation, a Florida corporation, (the “Company” or the “Registrant”) from Mr. Yogev Shvo, an individual domiciled in Florida (the “Seller”). (The “Purchase”) The consideration for the purchase was provided to the Purchaser from the individual’s private funds.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As a result of the Purchase, the Purchaser owns approximately 100% of the fully diluted outstanding equity securities of the Company and approximately 100% of the voting rights for the outstanding equity securities.

As part of the Purchase, on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation.

F-31

The purchase price of $50,000 for the Preferred Stock was paid in cash. The consideration for the purchase was provided to the Seller by the Company on behalf of the Purchasers. The Company had been in discussions with the Purchasers for repayment and finalized the Employment Agreements (“Employment Agreements”) on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price as compensation on March 1, 2022. The Purchase of the Preferred Stock was the result of a privately negotiated transaction which consummation resulted in a change of control of the Registrant.

1)	Purchaser acquired TNRG subject to the following existing debt and obligations:

a.	$35,000 Convertible Note held by ELSR plus accrued interest
b.	$85,766 Convertible Note held by ELSR and SP11 plus accrued interest
c.	$220,000 Convertible Note held by 109 Canon plus accrued interest
d.	$410,000 Convertible Note held by Moshe Zucker plus accrued interest of which $190,000 has recently been converted into 3,800,000 shares of restricted common stock.
e.	Auditor Invoice estimated at $30,000 past due and $37,000 for completion of 2021
f.	Accountant Invoice estimated at $42,500 and approximately $4,500 for completion of 2021
g.	No other debt or liability is being assumed by Purchaser
h.	Purchaser specifically assumes no liability regarding any dispute between Orel Ben Simon and the Seller. Seller shall indemnify Company as required in the body of the Agreement.
i.	Company may be subject to potential liability and legal fees and associated costs regarding the FCV Matter if in excess of the Seller indemnification provisions set forth in Section 11 of the Agreement
j.	Purchaser on behalf of the Company is responsible for assuring the Company’s timely payment of all Company federal and state and any related tax obligations for fiscal year 2021 with the exception of taxes due relating to income, sales, license, business or any other taxes associated with Nature and HP

2)	The transfer to Seller of all of TNRG’s security ownership interest in each of Nature and HP to Seller shall include the following existing Nature debt and related matters:

a.	EIDL Loan ($149,490 plus $9,290 accrued interest)
b.	$72,743 note due to Orel Ben Simon plus accrued interest
c.	All cases in action and potential legal liabilities concerning current disputes with Nature, HP, Ben Simon, Seller and any other parties.

As a result of the Purchase and change of control of the Registrant, the existing officers and directors of the Company, Mr. Adam Levy, Mr. Bruce W.D. Barren, Ms. Solange Bar and Mr. Yogev Shvo (Chairman) have either resigned or been voted out of their positions.

Under the terms of the stock purchase agreement the new controlling shareholder was permitted to elect representatives to serve on the Board of Directors to fill the seat(s) vacated by prior directors. Mr. Ricardo Haynes became the sole Director, CEO and Chairman of the Board of the Registrant, and the acting sole officer of the Company.

Recent Developments

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

On October 9, 2023, Mr. Haynes gifted 140,000 common shares to a convertible noteholder of the Company.

In April 2023, the Company advanced an officer $3,000 with no amounts repaid. The Company is in process to have this amount repaid.

During fiscal 2023, holders of 97,100,000 shares of common stock (90,000,000 shares from related parties and 7,100,000 shares from third parties) elected to exchange these shares for an aggregate of 97,100 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

F-32

During fiscal 2023, holders of 54,000 shares of Series B Convertible Preferred Stock (46,900 shares from related parties and 7,100 shares from third parties) elected to exchange these shares for an aggregate of 54,000,000 shares of common stock. Each Series B Convertible Preferred Share converts into one thousand (1,000) shares of the Company’s common stock.

On January 19, 2023, the Company initiated a Regulation A Tier II offering of up to 75,000,000 of the Company’s common stock at $5.00 per share. The Company expects that, not including state filing fees, the amount of expenses of the offering that it will pay will be approximately $3,700,000 based on the maximum number of shares sold in this offering.

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. TNRG recently engaged three licensed geologists to assess the preliminary value of the minerals at Kinsley Mountain on the 4 patented and 98 unpatented claims by drone surveillance, a small collection of surface samples and historical information at Kinsley Mountain and neighboring geological formations. The Kinsley project is located in the Kinsley Mountains in Elko and White Pine counties, northeastern Nevada, approximately 150 kilometers northeast of Ely, Nevada, and 83 kilometers southwest of West Wendover, Nevada. Access is via paved U.S. Highway Alternate 93 to approximately 65 kilometers southwest of the town of West Wendover, Nevada, and then south for 18 kilometers on an improved gravel road, known as the Kinsley Mountain mine road, to the project site. The approximate geographic center of the Kinsley project is 40° 09′ N latitude and 114° 20′ W longitude.

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner.

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

• a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

F-33

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the nine months ended September 30, 2023.

Description of Business

TNRG was founded in April 2010 and underwent new management as of April 2022. The new team’s singular objective is to rapidly increase the current and future shareholder value of its stock by expanding its investments footprint into the following business sectors to create a diversified portfolio of cash flowing assets such as the following:

•	Diversified cash flowing assets such as fixed-income
•	Commercial real estate projects that include resorts and associated timeshare and condo developments
•	Entertainment venues including indoor outdoor water parks, family entertainment centers, adventure parks
•	Residential real estate projects that include eco-friendly multi-family housing and
•	Precious metal/mineral mining ventures

F-34

Company Mission

Our mission is to protect our investors through a diversified asset base with various asset classes that allow it to stay liquid and self-sufficient. A diverse balance sheet also helps to head off any unforeseeable market shifts and political changes around the globe, which are critically important in uncertain times. Our new team of experienced leaders have created an exciting vision that is still in the early stages of redevelopment and growth, yet one that promises to offer investors an opportunity to take part in an exciting journey right from the start.

Business Objective

The principal business objective is to generate revenue through strategic partnerships and joint ventures that focus on income generation coupled with capital preservation through proactive portfolio management utilizing a conservative liquidity and investment posture to optimize returns to our shareholders. We achieve this vision through prudent management of borrowed funds together with our capital and shareholders’ equity that is invested primarily in a diversified balance sheet of real estate investments and fixed-income that earns the spread between the yield on our assets and the cost of our borrowings and hedging activities. The business is financed by an appropriate mix of shareholders’ equity and the sale of corporate debt to achieve its primary business objective of an annual return on equity greater than its cost of equity, while maintaining a sound financial structure. This is achieved by rigorous due diligence to vet assets and investments that have significant upside potential while minimizing risks through an investment strategy that pursues an “absolute return” or positive returns to preserve investor capital and returns to our shareholders. We believe that our business objectives are supported through our long-term conservative financial vision, the diversity of our investment strategy and comprehensive risk management approach to preserve investor capital for our shareholders.

Fixed-Income Strategy

This strategy enables the company to maximize profitability by taking advantage of different market cycles, while diversifying risk. The company’s investment objective is to generate consistent capital appreciation over the long-term, with relatively low volatility with the pursuit of an “absolute return” or seeking to achieve positive returns, by, for example, taking long and short positions and by engaging in various hedging strategies, regardless of the performance of the traditional equity and fixed income markets. Additionally, from time to time, the company may use derivative instruments, such as total return swaps or other structured products and may invest, to a limited extent, in registered investment companies, including exchange-traded funds.

Recent Developments

Convertible Note Payable

Short Term

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 for aggregate gross proceeds of $1,746,275 (including $1,500 against which services were received) through September 30, 2023. Notes totaling $325,000 issued in fiscal 2023 and December 2022 allows for the repurchase of up to a total of 421,428 converted common shares at $2.50 per share and notes totaling $300,000 issued in fiscal year 2023 allows for the repurchase of up to a total of 300,000 converted common shares at $2.75 per share should the Company fail to meet the Regulation A Tier II offering of $5.00 per share. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share for notes amounting to $72,000, $0.07 per share for notes amounting to $902,575, $0.70 per share for notes amounting to $309,200, and $1.00 per share for notes amounting to $462,500 into the Company’s common stock if before any public offering. The April 2022 Notes include customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above. Subsequent to September 30, 2023, the Company offered and sold an additional $25,000 of the April 2022 Notes bearing no interest, are due and payable on March 31, 2024, and have a conversion price of $0.05 per share.

F-35

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting. The Company therefore performed an analysis to determine if the conversion option was subject to a beneficial conversion feature (“BCF”) and determined that the instrument has a BCF. A BCF exists if the conversion price of the convertible debt instrument is less than the stock price on the commitment date. This typically occurs when the conversion price is less than the fair value of the stock on the date the instrument was issued. The value of a BCF is equal to the intrinsic value of the feature, the difference between the conversion price and the common stock into which it is convertible, and is recorded as additional paid in capital and as a debt discount in the Balance Sheet. The debt discount is accreted over the term of the convertible notes to interest expense in the accompanying consolidated Statements of Operations.

During the fiscal year 2023, one hundred one third party investors elected to convert the aggregate principal amount of the Notes totaling $1,372,275, into 14,557,080 common shares ($1,193,275 has been converted into 12,107,073 common shares and $179,000 has been converted into 2,450,005 common shares to be issued).

Convertible notes amounting to $374,000 are outstanding as of September 30, 2023, of which $50,500 are now in default. The Company is currently in discussions with these note holders to convert the Notes into the Company’s common stock upon the Company’s Regulation A being declared effective.

$4,000,000 Promissory Note

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. As amended effective May 7, 2023, the Convertible Promissory Note shall not be enforceable until such time as the Holder’s consideration, RoRa Coin is “live” on an exchange, or swap engine, and available through a mutually agreed upon cryptocurrency wallet such as NyX, MetaMask, Exodus, Ledger, or similar. The expected date for being live is in December 2023. The parties agree to establish a time is of the essence date of December 31, 2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by December 31, 2023, then Borrower shall return all RoRa Coins and Holder shall release all claims on any shares or Convertible Promissory Note, Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

F-36

Investment in WC Mine Holdings

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

Employment Agreements

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, Mr. Ricardo Haynes, the Company’s Chief Executive Officer and President (“CEO”) entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022.
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022.
•	Base salary of $11,000 per month paid on a bi-weekly basis starting January 2, 2023.
•	Bonus of $14,201 was paid in November and December 2022.
•	Automobile allowance of $1,500 per month starting January 2, 2023.
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002.
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002.
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002.
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director real Estate Development.

o	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	4,800 RoRa Coins in possession of the Company.

F-37

•	Mr. Eric Collins, Chairman and Chief Operations Officer.

o	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	2,500 RoRa Coins in possession of the Company.

•	Mr. Donald Keer, Corporate Counsel

o	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	700 RoRa Coins in possession of the Company.

•	Mr. Lance Lehr, Chief Operating Officer

o	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
o	500 RoRa Coins in possession of the Company.

Consulting Agreements

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

F-38

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the year ended December 31, 2022.

During the three and nine months ended September 30, 2023 and 2022, the Company paid Top Flight $0 and $365,700 ($150,000 for monthly consulting services and $215,700 for goals based bonus), and $67,400 and $105,000, respectively, with a balance due of $1,333,300 and $247,000 as of September 30, 2023 and December 31, 2022, respectively.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 5,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 5,000 shares of the Series B Convertible Preferred Stock into 5,000,000 common shares.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 2,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 2,000 shares of the Series B Convertible Preferred Stock into 2,000,000 common shares.

On May 17, 2023, the Company amended the Consulting Agreement to issue an additional 100 shares of Series B Convertible Preferred Stock, vesting immediately. The consultant elected to exchange these shares for an aggregate of 100,000 common shares as each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

F-39

Sponsorship Agreement

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner. During the three and nine months ended September 30, 2023 and 2022, the Company made payments of $0 and $50,000, and $0 and $0, respectively, to the Aces with a balance due of $614,479 and $36,745 as of September 30, 2023 and December 31, 2022, respectively.

Bear Village

In July 2023, the Company acquired all of the intellectual property of Bear Village, Inc. (“Bear Village”) in exchange for 3,582,373 shares of the Company’s common stock. The common stock shall be distributed by Bear Village to their convertible note holders, who are owed a total of $260,250, in proportion to each note holder’s amount due to ensure they are repaid/satisfied, if the note holders were to convert their convertible note into common shares. As Bear Village shares common ownership with Thunder Energies, the Company treated this transaction in accordance with ASC 805-50-30-5 and has recognized the purchased intellectual property at the carrying value recognized by Bear Village of $0, resulting in the Company recognizing $3,582 as a reduction of additional paid-in capital.

Common Stock To Be Issued

As on September 30, 2023, the Company has converted 2022 April Convertible Notes worth of $179,000 into 2,450,005 common shares to be issued.

Preferred Stock

During fiscal 2023, holders of 97,100,000 shares of common stock (90,000,000 shares from related parties and 7,100,000 shares from third parties) elected to exchange these shares for an aggregate of 97,100 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

During fiscal 2023, holders of 54,000 shares of Series B Convertible Preferred Stock (46,900 shares from related parties and 7,100 shares from third parties) elected to exchange these shares for an aggregate of 54,000,000 shares of common stock. Each Series B Convertible Preferred Share converts into one thousand (1,000) shares of the Company’s common stock.

During the quarter ended September 30, 2023, Top Flight elected to exchange 15,400 shares of Series B Convertible Preferred Stock for an aggregate of 15,400,000 shares of common stock. Each Series B Convertible Preferred Share converts into one thousand (1,000) shares of the Company’s common stock.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue operations.

F-40

Overview of Presentation

The following Management’s Discussion and Analysis (“MD&A”) or Plan of Operations includes the following sections:

•	Plan of Operations
•	Results of Operations
•	Liquidity and Capital Resources
•	Capital Expenditures
•	Going Concern
•	Critical Accounting Policies
•	Off-Balance Sheet Arrangements

General and administrative expenses consist primarily of personnel costs and professional fees required to support our operations and growth.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Results of Operations.

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States. The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements. The Company’s accounting policies are more fully described in Note 3 to the Notes of Financial Statements.

Results of Operations for the Three Months Ended September 30, 2023 and 2022

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022

Net revenues	$–	$–
Cost of sales	–	–
Gross Profit	–	–
Operating expenses	387,321	193,226
Other expense	(195,283)	(1,120,547)
Net loss before income taxes	$(582,604)	$(1,313,773)

Net Revenues

For the three months ended September 30, 2023 and 2022, we had no revenues.

F-41

Cost of Sales

For the three months ended September 30, 2023 and 2022, we had no cost of sales as we had no revenues.

Operating Expenses

Operating expenses increased by $194,095, or 100.4%, to $387,321 for three months ended September 30, 2023 from $193,226 for the three months ended September 30, 2022 primarily due to increases in consulting fees of $21,145, marketing costs of $206,131, and travel costs of $15,569, offset primarily by decreases in , investor relations costs of $4,250, professional fees of $43,750, and general and administration costs of $750, as a result of adding administrative infrastructure for our anticipated business development.

For the three months ended September 30, 2023, we had marketing expenses of $210,874 and general and administrative expenses of $176,447 primarily due to professional fees of $17,185, investor relations costs of $750, consulting fees of $139,347, travel costs of $16,369, and general and administration costs of $2,796, as a result of adding administrative infrastructure for our anticipated business development.

For the three months ended September 30, 2022, we had marketing expenses of $4,743 and general and administrative expenses of $188,483 primarily due to consulting costs of $118,202, professional fees of $60,935, travel costs of $800, investor relations costs of $5,000, and general and administration costs of $3,546, as a result of reorganizing our administrative infrastructure due to refocusing our personnel and marketing initiatives to generate anticipated sales growth.

Other Expense

Other expense for the three months ended September 30, 2023 totaled $195,283 due to interest expense in conjunction with beneficial conversion feature of $133,224, interest expense on notes payable of $76,466, and the change in derivative liability of $14,407, compared to other expense of $1,120,547 for the three months ended September 30, 2022 primarily due to interest expense in conjunction with debt discount of $76,685, the change in derivative liability of $5,455, interest expense on notes payable of $1,049,317.

Net loss before income taxes

Net loss before income taxes for the three months ended September 30, 2023 and 2022 totaled $582,604 and $1,313,773, respectively, primarily representing the operating and other expense as described above.

Financial Condition.

Total Assets.

Assets were $5,710,818 as of September 30, 2023. Assets were cash of $36,085, notes receivable – related party of $30,835 (primarily due from Bear Village), deferred offering costs of $25,750, prepaid expenses and other assets of $168,148, and investment in Fourth & One of $5,450,000. Assets were $145,892 as of December 31, 2022. Assets were cash of $48,881, notes receivable – related party of $26,200 (due from Bear Village), deferred offering costs of $9,000, and prepaid expenses of $61,811.

Total Liabilities.

Liabilities were $11,977,824 as of September 30, 2023. Liabilities consisted primarily of accounts payable of $842,186, derivative liability of $79,562, accrued expenses of $1,258,300, accrued interest of $7,232,010, short-term convertible notes payable of $1,113,266 and other current liabilities of $1,450,000, and long-term convertible notes payable of $2,500. Liabilities were $6,784,786 as of December 31, 2022. Liabilities consisted primarily of accounts payable of $82,819, derivative liability of $85,590, accrued expenses of $283,745, accrued interest of $4,756,266, and convertible notes payable of $1,576,366.

F-42

Results of Operations for the Nine Months Ended September 30, 2023 and 2022

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022

Net revenues	$–	$–
Cost of sales	–	–
Gross Profit	–	–
Operating expenses	6,327,650	1,756,001
Other expense	(2,602,961)	(1,550,659)
Net loss before income taxes	$(8,930,611)	$(3,306,660)

Net Revenues

For the nine months ended September 30, 2023 and 2022, we had no revenues.

Cost of Sales

For the nine months ended September 30, 2023 and 2022, we had no cost of sales as we had no revenues.

Operating Expenses

Operating expenses increased by $4,571,649, or 260,.3%, to $6,327,650 for nine months ended September 30, 2023 from $1,756,001 for the nine months ended September 30, 2022 primarily due to increases in consulting fees of $1,525,617, stock based compensation of $2,378,000, marketing costs of $626,322, investor relations costs of $8,050, professional fees of $11,732, and travel costs of $74,136, offset primarily by decreases in compensation costs of $50,000, and general and administration costs of $2,208, as a result of adding administrative infrastructure for our anticipated business development.

For the nine months ended September 30, 2023, we had marketing expenses of $631,065, stock based compensation of $3,788,000, and general and administrative expenses of $1,908,585 primarily due to professional fees of $101,717, investor relations costs of $29,550, consulting fees of $1,694,819, travel costs of $74,936, and general and administration costs of $7,563, as a result of adding administrative infrastructure for our anticipated business development.

For the nine months ended September 30, 2022, we had marketing expenses of $4,743, stock based compensation of $1,410,000 and general and administrative expenses of $341,258 primarily due to consulting costs of $169,202, payroll costs of $50,000, professional fees of $89,985, travel costs of $800, investor relations costs of $21,500 and general and administration costs of $9,771, as a result of reorganizing our administrative infrastructure due to refocusing our personnel and marketing initiatives to generate anticipated sales growth.

Other Expense

Other expense for the nine months ended September 30, 2023 totaled $2,602,961 primarily due to interest expense on notes payable of $2,475,765, interest expense in conjunction with beneficial conversion feature of $133,224, and the change in derivative liability of $6,028, compared to other expense of $1,550,659 for the nine months ended September 30, 2022 primarily due to interest expense in conjunction with debt discount of $232,891, the change in derivative liability of $4,078, interest expense on notes payable of $2,214,690, offset primarily by gain on extinguishment of debt in conjunction with change of control of $901,000.

F-43

Liquidity and Capital Resources.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of $16,417,548 at September 30, 2023, had a working capital deficit of $11,714,506 and $6,630,894 at September 30, 2023 and December 31, 2022, respectively, and had a net loss of $582,604 and $8,930,611, and $1,313,773 and $3,306,660 for the three and nine months ended September 30, 2023 and 2022, respectively, and net cash used in operating activities of $933,471 and $400,051 for the nine months ended September 30, 2023 and 2022, respectively, with no revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The condensed consolidated financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

General – Overall, we had a decrease in cash flows of $12,796 in the nine months ended September 30, 2023 resulting from cash used in operating activities of $933,471, and offset primarily by cash provided by financing activities of $920,675.

The following is a summary of our cash flows provided by (used in) operating, investing, and financing activities during the periods indicated:

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022

Net cash provided by (used in):
Operating activities	$(933,471)	$(400,051)
Investing activities	–	–
Financing activities	920,675	430,000
Net (decrease) increase in cash	$(12,796)	$29,949

Nine Months Ended September 30, 2023 Compared to the Nine Months Ended September 30, 2022

Cash Flows from Operating Activities – For the nine months ended September 30, 2023, net cash used in operations was $933,471. Net cash used in operations was primarily due to a net loss of $8,930,611 for nine months ended September 30, 2023 and the changes in operating assets and liabilities of $4,081,944, primarily due to the increase in accrued interest of $2,475,744, accounts payable of $759,367, and accrued expenses of $974,555, offset partially by decreases in notes receivable – related party of $4,635, deferred offering costs of $16,750, and prepaid expenses of $106,337. In addition, net cash used in operating activities includes adjustments to reconcile net profit from the change in fair value of derivative liability of $6,028, the accretion of beneficial conversion feature of $133,224, and stock based compensation of $3,788,000.

F-44

For the nine months ended September 30, 2022, net cash used in operating activities was $400,051. Net cash used in operations was primarily due to a net loss of $3,306,660, and the changes in operating assets and liabilities of $2,159,140, primarily due to accounts payable of $9,648, accrued interest of $2,214,692, offset primarily by the change in notes receivable – related party of $26,200, deferred offering costs of $9,000, and prepaid expenses of $30,000. In addition, net cash provided by operating activities was offset primarily by adjustments to reconcile net loss from the accretion of the debt discount of $232,891, change in derivative liability of $4,078, the gain on disposal of discontinued operations of $901,000, stock based compensation of $1,410,000, and convertible note payable issued for services of $1,500.

Cash Flows from Investing Activities – For the nine months ended September 30, 2023 and 2022, the Company had no cash flows from investing activities.

Cash Flows from Financing Activities – For the nine months ended September 30, 2023, net cash provided by financing was $920,675, due to proceeds from short term convertible notes. For the nine months ended September 30, 2022, net cash used in financing activities was $430,000 due to proceeds from short-term convertible notes payable.

Financing – We expect that our current working capital position, together with our expected future cash flows from operations will be insufficient to fund our operations in the ordinary course of business, anticipated capital expenditures, debt payment requirements and other contractual obligations for at least the next twelve months. However, this belief is based upon many assumptions and is subject to numerous risks, and there can be no assurance that we will not require additional funding in the future.

We have no present agreements or commitments with respect to any material acquisitions of other businesses, products, product rights or technologies or any other material capital expenditures. However, we will continue to evaluate acquisitions of and/or investments in products, technologies, capital equipment or improvements or companies that complement our business and may make such acquisitions and/or investments in the future. Accordingly, we may need to obtain additional sources of capital in the future to finance any such acquisitions and/or investments. We may not be able to obtain such financing on commercially reasonable terms, if at all. Due to the ongoing global economic crisis, we believe it may be difficult to obtain additional financing if needed. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in the case of equity financing.

Common Stock

As part of the Purchase, on April 13, 2022, Mr. Shvo submitted 55,000,000 shares of restricted common stock to the Company’s treasury for cancellation, in consideration for the transfer to him by TNRG of all of the issued and outstanding membership interests, assets and liabilities of Nature and HP, both of which are wholly-owned subsidiaries of TNRG.

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, the Company entered into an Employment Agreement with Mr. Ricardo Haynes whereby Mr. Haynes became the sole Director, CEO and Chairman of the Board, and the acting sole officer of the Company. The Employment Agreement is in effect until September 30, 2027. Under this Employment Agreement, Mr. Haynes will be entitled to a total of 25,000,000 common shares, vesting immediately, valued at $750,000 (based on the Company’s stock price on the date of issuance). In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 25,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, Mr. Haynes converted 25,000 shares of the Series B Convertible Preferred Stock into 25,000,000 common shares and subsequently gifted 2,690,000 common shares to six of the Company’s convertible noteholders (including 2,000,000 common shares to a third party, Winsome Consulting). On October 9, 2023, Mr. Haynes gifted 140,000 common shares to a convertible noteholder of the Company.

F-45

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 5,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 5,000 shares of the Series B Convertible Preferred Stock into 5,000,000 common shares.

F-46

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 2,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 2,000 shares of the Series B Convertible Preferred Stock into 2,000,000 common shares.

On May 17, 2023, the Company amended the Consulting Agreement to issue an additional 100 shares of Series B Convertible Preferred Stock, vesting immediately. The consultant elected to exchange these shares for an aggregate of 100,000 common shares as each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

In May 2023, Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock (see Note 5).

During the quarter ending September 30, 2023, Top Flight elected to convert 15,400 preferred B stock into 15,400,000 common shares. Each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

Bear Village

In July 2023, the Company acquired all of the intellectual property of Bear Village, Inc. (“Bear Village”) in exchange for 3,582,373 shares of the Company’s common stock. The common stock shall be distributed by Bear Village to their convertible note holders, who are owed a total of $260,250, in proportion to each note holder’s amount due to ensure they are repaid/satisfied, if the note holders were to convert their convertible note into common shares. As Bear Village shares common ownership with Thunder Energies, the Company treated this transaction in accordance with ASC 805-50-30-5 and has recognized the purchased intellectual property at the carrying value recognized by Bear Village of $0, resulting in the Company recognizing $3,582 as a reduction of additional paid-in capital.

Common Stock To Be Issued

As on September 30, 2023, the Company has converted 2022 April Convertible Notes worth of $179,000 into 2,450,005 common shares to be issued.

Preferred Stock

During fiscal 2023, holders of 97,100,000 shares of common stock (90,000,000 shares from related parties and 7,100,000 shares from third parties) elected to exchange these shares for an aggregate of 97,100 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

During the nine months ended September 30, 2023, holders of 54,000 shares of Series B Convertible Preferred Stock (46,900 shares from related parties and 7,100 shares from third parties) elected to exchange these shares for an aggregate of 54,000,000 shares of common stock. Each Series B Convertible Preferred Share converts into one thousand (1,000) shares of the Company’s common stock.

Convertible Note Payable

Short Term

F-47

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 for aggregate gross proceeds of $1,746,275 (including $1,500 against which services were received) through September 30, 2023. Notes totaling $325,000 issued in fiscal 2023 and December 2022 allows for the repurchase of up to a total of 421,428 converted common shares at $2.50 per share and notes totaling $300,000 issued in fiscal year 2023 allows for the repurchase of up to a total of 300,000 converted common shares at $2.75 per share should the Company fail to meet the Regulation A Tier II offering of $5.00 per share. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share for notes amounting to $72,000, $0.07 per share for notes amounting to $902,575, $0.70 per share for notes amounting to $309,200, and $1.00 per share for notes amounting to $462,500 into the Company’s common stock if before any public offering. The April 2022 Notes include customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above. Subsequent to September 30, 2023, the Company offered and sold an additional $25,000 of the April 2022 Notes bearing no interest, are due and payable on March 31, 2024, and have a conversion price of $0.05 per share.

During the fiscal year 2023, one hundred one third party investors elected to convert the aggregate principal amount of the Notes totaling $1,372,275, into 14,557,080 common shares ($1,193,275 has been converted into 12,107,073 common shares and $179,000 has been converted into 2,450,005 common shares to be issued).

Convertible notes amounting to $374,000 are outstanding as of September 30, 2023, of which $50,500 are now in default. The Company is currently in discussions with these note holders to convert the Notes into the Company’s common stock upon the Company’s Regulation A being declared effective.

$4,000,000 Promissory Note

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder's option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. As amended effective May 7, 2023, the Convertible Promissory Note shall not be enforceable until such time as the Holder’s consideration, RoRa Coin is “live” on an exchange, or swap engine, and available through a mutually agreed upon cryptocurrency wallet such as NyX, MetaMask, Exodus, Ledger, or similar. The expected date for being live is in December 2023. The parties agree to establish a time is of the essence date of December 31, 2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by December 31, 2023, then Borrower shall return all RoRa Coins and Holder shall release all claims on any shares or Convertible Promissory Note, Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

F-48

Investment in WC Mine Holdings

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matures on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s Regulation A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022.

On November 1, 2022, the Company and Fourth & One mutually agreed to terminate the Agreement and the Company was released from any obligations.

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

Employment Agreements

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, Mr. Ricardo Haynes, the sole Director, CEO and Chairman of the Board, and the acting sole officer of the Company entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022.
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022.
•	Base salary of $11,000 per month paid on a bi-weekly basis starting January 2, 2023.
•	Bonus of $14,201 was paid in November and December 2022.
•	Automobile allowance of $1,500 per month starting January 2, 2023.
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002.
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002.
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002.
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

F-49

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director Real Estate Development.

○	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	4,800 RoRa Coins in possession of the Company.

•	Mr. Eric Collins, Chairman and Chief Operations Officer.

○	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	2,500 RoRa Coins in possession of the Company.

•	Mr. Donald Keer, Corporate Counsel

o	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	700 RoRa Coins in possession of the Company.

•	Mr. Lance Lehr, Chief Operating Officer

○	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	500 RoRa Coins in possession of the Company.

The Company had been in discussions with the Shareholders for repayment by them of the Acquisition of Preferred Shares and finalized the Employment Agreements on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price payable by these employees as compensation on March 1, 2022.

Consulting Agreements

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	a total of 15,000,000 common shares issued on the inception of the agreement of April 6, 2022, valued at $450,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

F-50

2.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to activate the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

3.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

4.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the year ended December 31, 2022.

During the three and nine months ended September 30, 2023 and 2022, the Company paid Top Flight $0 and $365,700 ($150,000 for monthly consulting services and $215,700 for goals based bonus), and $67,400 and $105,000, respectively, with a balance due of $1,333,300 and $247,000 as of September 30, 2023 and December 31, 2022, respectively.

F-51

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 5,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 5,000 shares of the Series B Convertible Preferred Stock into 5,000,000 common shares.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 2,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 2,000 shares of the Series B Convertible Preferred Stock into 2,000,000 common shares.

On May 17, 2023, the Company amended the Consulting Agreement to issue an additional 100 shares of Series B Convertible Preferred Stock, vesting immediately. The consultant elected to exchange these shares for an aggregate of 100,000 common shares as each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

Sponsorship Agreement

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner. During the three and nine months ended September 30, 2023 and 2022, the Company made payments of $0 and $50,000, and $0 and $0, respectively, to the Aces with a balance due of $614,479 and $36,745 as of September 30, 2023 and December 31, 2022, respectively.

Capital Resources.

We had no material commitments for capital expenditures as of September 30, 2023.

Fiscal year end

Our fiscal year end is December 31.

Critical Accounting Policies

Refer to Note 3 in the accompanying notes to the consolidated financial statements

Recent Accounting Pronouncements

Refer to Note 3 in the accompanying notes to the consolidated financial statements.

F-52

Future Contractual Obligations and Commitments

Refer to Note 3 in the accompanying notes to the consolidated financial statements for future contractual obligations and commitments. Future contractual obligations and commitments are based on the terms of the relevant agreements and appropriate classification of items under U.S. GAAP as currently in effect. Future events could cause actual payments to differ from these amounts.

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities. Details on these obligations are set forth below.

Convertible Note Payable

$85,766 Note

On April 22, 2019, the Company executed a convertible promissory note with GHS Investments, LLC (“GHS Note”). The GHS Note carries a principal balance of $57,000 together with an interest rate of eight (8%) per annum and a maturity date of February 21, 2020. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share) in accordance with the terms of the note agreement shall be made in lawful money of the United States of America. Any amount of principal or interest on this GHS Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid. As of December 31, 2019, the principal balance outstanding was $57,000.

The holder shall have the right from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this note, to convert all or any part of the outstanding and unpaid principal amount into Common Stock. The conversion shall equal sixty-five percent (65%) of the lowest trading prices for the Common Stock during the twenty (20) day trading period ending on the latest complete trading day prior to the conversion date, representing a discount rate of thirty-five percent (35%).

On January 9, 2020, Mina Mar Corporation, a Florida corporation (d/b/a Mina Mar Group) acquired 50,000,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of Thunder Energies Corporation (the “Company”), from Hadronic Technologies, Inc., a Florida corporation. The purchase price of $94,766 for the Preferred Stock was paid by the assumption of a Company note obligation of $85,766 by Emry Capital Inc (“Emry”), with the balance paid in cash.

On March 24, 2020, the then current note obligation of $120,766 held by Emry was partially sold $35,000 of the face amount to the preferred shareholder Saveene. On March 24, 2020, Saveene converted the $35,000 purchase into 5,000 shares into series B and 10,000 shares of series C shares. The face amount of the Company note obligation post the aforementioned conversions and purchases is $85,766 as of December 31, 2022.

On June 24, 2020, Emry, holder of a convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

The Company accounts for an embedded conversion feature as a derivative under ASC 815-10-15-83 and valued separately from the note at fair value. The embedded conversion feature of the note is revalued at each subsequent reporting date at fair value and any changes in fair value will result in a gain or loss in those periods. The Company recorded a derivative liability of $79,562 and $85,590 as of September 30, 2023 and December 31, 2022, and recorded a change in derivative liability of $(6,028) and $4,078 during the nine months ended September 30, 2023 and 2022, respectively.

F-53

On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices. The Company will no longer accrue interest or penalties on these Notes. Prior to April 17, 2023, the Company recorded default interest of $14,931 in 2023 and $7,602 and $22,486 during the three and nine months ended September 30, 2022. Subsequent to April 17, 2023, the Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of September 30, 2023.

$220,000 Note

On September 21, 2020, the Company issued a convertible promissory note in the principal amount of $220,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder’s option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company’s equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above. The principal balance due at September 30, 2023 is $220,000 and is presented as a short-term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month period ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. The Company recorded default interest of $18,766 and $53,038, and $15,402 and $43,419 during the three and nine months ended September 30, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Regulation A being declared effective.

$410,000 Note (previously $600,000)

On October 9 and October 16, 2020, the Company issued a convertible promissory note in the principal amount totaling $600,000. The convertible promissory note bears interest at 8% per annum and is due and payable in twenty-four (24) months. The holder of this note has the right, at the holder’s option, upon the consummation of a sale of all or substantially all of the equity interest in the Company or private placement transaction of the Company’s equity securities or securities convertible into equity securities, exclusive of the conversion of this note or any similar notes, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading.  If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

F-54

On December 6, 2021, the holder of the note converted $190,000 of the Note into 3,800,000 shares of the Company’s common stock. The principal balance of $410,000 is due October 16, 2022 and is presented as a short term liability in the balance sheet.

As a result of the failure to timely file our Form 10-Q for the three-month periods ended September 30, 2020, March 31, 2022 and 2021, June 30, 2022, and September 30, 2022, and the Form 10-K for the years ended December 31, 2021 and 2020, the Convertible Notes Payable were in default. The Company recorded default interest of $32,452 and $62,969, and $26,544 and $51,435 during the three and nine months ended September 30, 2023 and 2022, respectively.

The Company has not repaid this convertible note and the convertible note is now in default. The Company is currently in discussions with the note holder to convert the Note into the Company’s common stock upon the Company’s Regulation A being declared effective.

April 2022 Notes

In April 2022, the Company authorized convertible promissory notes (“April 2022 Notes”) that varies from 0% to 10% per annum and are due and payable on various dates from December 31, 2022 through October 31, 2024 for aggregate gross proceeds of $1,746,275 (including $1,500 against which services were received) through September 30, 2023. Notes totaling $325,000 issued in fiscal 2023 and December 2022 allows for the repurchase of up to a total of 421,428 converted common shares at $2.50 per share and notes totaling $300,000 issued in fiscal year 2023 allows for the repurchase of up to a total of 300,000 converted common shares at $2.75 per share should the Company fail to meet the Regulation A Tier II offering of $5.00 per share. The holders of the April 2022 Notes have the right, at the holder's option, to convert the principal amount of this note, in whole or in part, plus any interest which accrues hereon, into fully paid and nonassessable shares at a conversion price of $0.05 per share for notes amounting to $72,000, $0.07 per share for notes amounting to $902,575, $0.70 per share for notes amounting to $309,200, and $1.00 per share for notes amounting to $462,500 into the Company’s common stock if before any public offering. The April 2022 Notes include customary events of default, including, among other things, payment defaults and certain events of bankruptcy. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note and accrual of interest as described above.

During the fiscal year 2023, one hundred one third party investors elected to convert the aggregate principal amount of the Notes totaling $1,372,275, into 14,557,080 common shares ($1,193,275 has been converted into 12,107,073 common shares and $179,000 has been converted into 2,450,005 common shares to be issued).

Convertible notes amounting to $374,000 are outstanding as of September 30, 2023, of which $50,500 are now in default. The Company is currently in discussions with these note holders to convert the Notes into the Company’s common stock upon the Company’s Regulation A being declared effective.

$4,000,000 Promissory Note

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

F-55

$40,000,000 Convertible Note

On May 13, 2022, the Company issued a convertible promissory note in the principal amount totaling $40,000,000 in exchange for 50,000 RoRa Prime Coins (“Coins”), valued at $800 per Coin. The convertible promissory note bears no interest and is due and payable in twenty-four (24) months. The holder of this Note has the right, at the holder’s option, to convert the principal amount of this Note, in whole or in part, into fully paid and nonassessable shares at a conversion price of $2.00 per share. As amended effective May 7, 2023, the Convertible Promissory Note shall not be enforceable until such time as the Holder’s consideration, RoRa Coin is “live” on an exchange, or swap engine, and available through a mutually agreed upon cryptocurrency wallet such as NyX, MetaMask, Exodus, Ledger, or similar. The expected date for being live is in December 2023. The parties agree to establish a time is of the essence date of December 31, 2023 for Holder to meet the “live” requirement. Should Holder not meet the “live” requirement by December 31, 2023, then Borrower shall return all RoRa Coins and Holder shall release all claims on any shares or Convertible Promissory Note, Conversion rights shall not vest until such time as the holder’s consideration, Coins are live on a U.S. Exchange and available through a mutually agreed upon cryptocurrency wallet. Subsequent to the Coins live date and before the holder coverts the Note, should the Company issue any dilutive security, the conversion price will be reduced to the price of the dilutive issuance. The Note includes customary events of default, including, among other things, payment defaults, covenant breaches, certain representations and warranties, certain events of bankruptcy, liquidation and suspension of the Company’s Common Stock from trading. If such an event of default occurs, the holders of the Note may be entitled to take various actions, which may include the acceleration of amounts due under the Note as described above.

The Company analyzed the conversion option in the notes for derivative accounting treatment under ASC Topic 815, “Derivatives and Hedging,” and determined that the instrument does not qualify for derivative accounting.

Promissory Debenture

On February 15, 2020, the Company entered into Promissory Agreement and Convertible Debentures (“Promissory Debentures”) with Emry for a principal sum of $70,000 (which was paid in two tranches: $50,000, paid on February 15, 2020, and $20,000, paid in April 2020). The Promissory Debentures bear interest, both before and after default, at 15% per month, calculated and compounded monthly. At the election of the holder, at any time during the period between the date of issuance and the one year anniversary of the Promissory Debentures, the Promissory Debentures are convertible into shares of the Company’s common stock at a conversion price of $0.001 per share. In addition, the Promissory Debentures provide for an interest equal to 15% of TNRG annual sales, payable on the 2nd day following the date of issuance of the Company’s audited financial statements.

On June 24, 2020, Emry, holder of (i) Promissory Debentures in principal amount of $70,000 dated February 15, 2020, and (ii) that certain convertible promissory note in principal amount of $85,766 dated April 22, 2019, sold 50% of each (Promissory Debentures and convertible promissory note), including accrued and unpaid interest, fees and penalties, in separate transactions to third party companies, SP11 Capital Investments and E.L.S.R. CORP, Florida companies, such that SP11 Capital Investments and E.L.S.R. CORP each hold 50% of each respective debt instrument.

On October 4, 2020, SP11 converted $35,000 of its Promissory Debentures at $0.01 per share into 3,500,000 shares of the Company’s common stock. On November 22, 2021, the loan of $48,000 and accrued and unpaid interest of $573,798 totaling $621,798 was forgiven by EMRY. On April 17, 2023, the Company informed SP11 and ELSR Corporation of an illegal convertible promissory note (the “Notes”) in the name of Thunder Energies Corporation. The Notes are being cancelled by Thunder Energies Corporation as there is no record of consideration paid to the Company, the agreement for the Notes was not an arms length transaction with the lender and borrower, and it violates Chapter 687 of the 2022 Florida Statutes – Commercial Relations, Interest and Usury; Lending Practices. The Company will no longer accrue interest or penalties on these Notes. The Company will continue to recognize the Notes and accrued interest currently recorded in the Consolidated Balance Sheets with a total balance due of $6,810,915 ($120,766 of Notes and $6,690,149 of accrued interest) as of September 30, 2023.

F-56

Investment in WC Mine Holdings

On September 8, 2022, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime digital coins (“Coins”), valued at $1,450,000. The promissory note provides for no interest and matures on October 31, 2022 (“Maturity Date”). In addition, the promissory note provides that the Company may convert all amounts at any time prior to the Maturity Date and after gaining approval by the Securities and Exchange Commission of the Company’s Regulation A II Offering and Fourth & One may convert all amounts into common stock prior to the Maturity Date at a conversion price of $2.00 per share. The Agreement also provides that should Fourth & One not be able to convert the Coins on or before October 31, 2022 at a conversion ratio of $800 per Coin, the Company will purchase all of the Coins for a total of $1,600,000 (2,000 Coins at $800 per Coin) on October 31, 2022.

On November 1, 2022, the Company and Fourth & One mutually agreed to terminate the Agreement and the Company was released from any obligations.

On January 5, 2023, the Company reentered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WCMH giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000. In exchange, the Company issued Fourth & One a promissory note of $4,000,000 and 2,000 RoRa Prime Coins (“Coins”), valued at $1,450,000 (combined “Related Liabilities”). On May 30, 2023, the Fourth & One agreement contingencies were removed and the Company recorded an investment and Related Liabilities totaling $5,450,000 ($4,000,000 as a convertible promissory note and $1,450,000 presented as other current liabilities in the balance sheet as of September 30, 2023). Fourth & One converted the promissory note of $4,000,000 into 2,000,000 shares of the Company’s common stock. Should the Coins not go “live” by August 30, 2023, the Company will exchange the Coins requirement with 725,000 shares of the Company’s common stock, valued at $1,450,000 (“Exchange”), but Fourth & One must first exercise their right to return the Coins to the Company. The Company is awaiting Fourth & One to return the 2,000 Coins to finalize the Exchange. In addition, the Amendment allows for the repurchase of up to a total of 2,725,000 common shares at $3.00 per share should the Company fail to meet the Regulation A Tier II offering of $3.00 per share by December 31, 2023.

Sponsorship Agreement

On December 15, 2022, the Company entered into a Joint Marketing and Advertising Agreement with the Las Vegas Aces (“Aces”) professional Women’s basketball team. The Aces shall provide the Company branding, digital advertising, and partner marketing and advertising for payments totaling $875,000, $901,250, and $928,288 for the years 2023, 2024, and 2025, respectively. The agreement is effective December 15, 2022 through December 31, 2025, with an option to extend for an additional two years, unless terminated sooner. During the three and nine months ended September 30, 2023 and 2022, the Company made payments of $0 and $50,000, and $0 and $0, respectively, to the Aces with a balance due of $614,479 and $36,745 as of September 30, 2023 and December 31, 2022, respectively.

Financing Engagement Agreement

On April 4, 2023, the Company entered into an engagement letter with SP Securities LLC in which SP Securities will serve as a corporate advisor for the Company’s market value collateralized bond obligation program. The consulting fee shall be a cash fee in the amount of (i) $15,000 due and payable at the signing of this Agreement and $10,000 due and payable on April 17, 2023 and (ii) $15,000 due and payable on the 1st day of each succeeding calendar month, commencing on May 1, 2023. The Company has paid a retainer fee of $40,000 during the nine months ended September 30, 2023 with a prepaid balance of $40,000 and $0 as of September 30, 2023 and December 31, 2022, respectively.

On August 25, 2022, the Company entered into a Legal Services Agreement with The George Law Group in connection with an issuance of multi-tranched securitization (“Financing”) which shall utilize a pledge of the Company’s stock and other properties currently owned or under the Company’s control. The legal fee shall be one-half of one percent (0.5%) of the par amount of any Financing. The Company has paid a retainer of $36,020 during the nine months ended September 30, 2023 with a prepaid balance of $78,020 and $42,000 as of September 30, 2023 and December 31, 2022, respectively.

F-57

Employment Agreements

On March 1, 2022, as amended on October 1, 2022 and December 28, 2022, Mr. Ricardo Haynes, the Company’s sole Director, Chief Executive Officer (“CEO”) and Chairman of the Board, and the acting sole officer of the Company entered into an Employment Agreement with the Company. The Employment agreement terminates September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, Mr. Haynes is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under this Employment agreement, the CEO will be entitled to the following:

•	$5,700 for services performed from March 1, 2022 – June 30, 2022.
•	Lump Sum payment of $21,299 for services from July 1, 2022 – December 31, 2022.
•	Base salary of $11,000 per month paid on a bi-weekly basis starting January 2, 2023.
•	Bonus of $14,201 was paid in November and December 2022.
•	Automobile allowance of $1,500 per month starting January 2, 2023.
•	25,000,000 shares of TNRG common stock in the Company which vest immediately.
•	7,500,000 newly issued Preferred A shares of TNRG stock CUSIP (88604Y209) Cert No. 400002.
•	750 newly issued Preferred B shares of TNRG stock CUSIP (88604Y209), Cert. No. 500002.
•	1,500 newly issued Preferred C shares of TNRG stock CUSIP (8860Y209), Cert No. 600002.
•	$7,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
•	1,500 RoRa Coins in possession of the Company.

On October 1, 2022, the Company entered into Employment Agreements with individuals for positions in the Company. Each of the Employment agreements shall begin October 1, 2022 and terminate September 30, 2027 and automatically renews on a year-to-year basis unless terminated by either party on six months’ notice. In addition, each employee is entitled to employee reimbursements totaling $820 per month, entitled to six (6) weeks paid vacation each year, provides for medical and dental insurance, and entitled to stock options upon the implementation of a Company employee option plan. Under these Employment agreements, each employee will be entitled to the following:

•	Ms. Tori White, Director Real Estate Development.

○	$24,000 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	4,800 RoRa Coins in possession of the Company.

•	Mr. Eric Collins, Chairman and Chief Operations Officer.

○	$12,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	2,500 RoRa Coins in possession of the Company.

•	Mr. Donald Keer, Corporate Counsel

○	$3,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	700 RoRa Coins in possession of the Company.

•	Mr. Lance Lehr, Chief Operating Officer

○	$2,500 loan forgiveness cancelling debt used for the acquisition of shares in the Company.
○	500 RoRa Coins in possession of the Company.

The Company had been in discussions with the Shareholders for repayment by them of the Acquisition of Preferred Shares and finalized the Employment Agreements on October 1, 2022 for positions in the Company. As a result, the Company recorded the purchase price payable by these employees as compensation on March 1, 2022.

F-58

Consulting Agreements

On April 6, 2022, as amended on December 2, 2022, the Company entered into a Consulting Agreement with Top Flight Development, LLC (“Top Flight”), an entity controlled by the father of the Company’s Director Real Estate Development, to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $400 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, Top Flight will be entitled to the following:

1.	Up to 50,000,000 common shares and $6,000,000 as bonuses based on the goals outlined in the agreement as follows:

	•	a total of 5,000,000 common shares issued on December 15, 2022, valued at $1,000 (based on the Company’s stock price on the date of issuance), vesting immediately, and a bonus of $400,000 resulting from the Company’s execution of the Joint Marketing and Advertising Agreement with the Las Vegas Aces professional Women’s basketball team. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted to Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.

	•	a total of 12,000,000 common shares issued on January 5, 2023, valued at $1,140,000 (based on the Company’s stock price on the date of issuance), vesting immediately (included in stock based compensation during the nine months ended September 30, 2023), and a bonus of $1,200,000 (included in consulting expense during the nine months ended September 30, 2023) resulting from the Company’s investment in Kinsley Mountain mineral, resources, and water rights. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 28,000,000 common shares, vesting immediately and recorded as stock based compensation, and a bonus of $2,800,000 resulting from the activation of the $40,000,000 RoRa coins on a recognized exchange which is expected to occur in December 2023. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. Top Flight converted 28,000,000 common shares into 28,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. The Company issued 28,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the RoRa coins on a recognized exchange. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

	•	a total of 5,000,000 common shares, vesting immediately and recorded as stock-based compensation, and a bonus of $1,600,000 resulting from the Company’s investment and promotion of Bear Village Resort’s facilities in Tennessee and Georgia which is expected to occur subsequent to the Company’s Regulation A being declared effective. On May 17, 2023, the Company amended the Consulting Agreement to issue the shares and bonus in advance of achieving these remaining consideration terms. The Company issued 5,000,000 Common Shares to Top Flight at $0.08 per share in advance of the goal to promote the Bear Village Resort facilities. 5,000,000 common shares were subsequently converted to 5,000 preferred B stock. There are no restrictions on these common shares and the Company does not intend to cancel them in case the goals are not met. The expected timeline for meeting the goals is December 31, 2023. The shares are included under Common stock in the Statement of Changes in Shareholders’ Deficit at September 30, 2023.

2.	Shall be paid $21,000 per month beginning May 2022 increasing to $25,000 per month beginning January 2023.

3.	Additional awards may be made at the Company’s discretion based on other strategic goals. There were no additional awards granted for the nine months ended September 30, 2023.

During the three and nine months ended September 30, 2023 and 2022, the Company paid Top Flight $0 and $365,700 ($150,000 for monthly consulting services and $215,700 for goals-based bonus), and $67,400 and $105,000, respectively, with a balance due of $1,333,300 and $247,000 as of September 30, 2023 and December 31, 2022, respectively.

F-59

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 5,000,000 common shares, valued at $150,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 5,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 5,000 shares of the Series B Convertible Preferred Stock into 5,000,000 common shares.

On April 6, 2022, the Company entered into a Consulting Agreement with a third party to provide consulting services to the Company. The consulting agreement is in effect until the Company is profitable with a balance sheet of over $200 million or thirty-six (36) months, whichever is longer. Under this consulting agreement, the third party will be entitled to a total of 2,000,000 common shares, valued at $60,000 (based on the Company’s stock price on the date of issuance) and vesting immediately. The shares are included under Common stock to be issued in the Statement of Changes in Shareholders’ Deficit at December 31, 2022. In February 2023, these shares were converted into 2,000 shares of Series B Convertible Preferred Stock. Each Series B Convertible Preferred Share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock. On May 22, 2023, the consultant converted 2,000 shares of the Series B Convertible Preferred Stock into 2,000,000 common shares.

On May 17, 2023, the Company amended the Consulting Agreement to issue an additional 100 shares of Series B Convertible Preferred Stock, vesting immediately. The consultant elected to exchange these shares for an aggregate of 100,000 common shares as each Series B Convertible Preferred share converts into one thousand (1,000) shares of the Company’s common stock.

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

Item 3. Quantitative and Qualitative Disclosure About Market Risk.

The registrant qualifies as a smaller reporting company, as defined by SEC Rule 229.10(f)(1) and is not required to provide the information required by this Item.

Item 4. Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-l5(e) under the Exchange Act) that are designed to ensure that information that would be required to be disclosed in Exchange Act reports is recorded, processed, summarized and reported within the time period specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including to our Chairman and Principal Accounting Officer, as appropriate, to allow timely decisions regarding required disclosure.

F-60

Our management, under the supervision and with the participation of our Chairman and Principal Accounting Officer, has evaluated the effectiveness of our disclosure controls and procedures as defined in SEC Rules 13a-15(e) and 15d-15(e) as of the end of the period covered by this report. Based on such evaluation, management identified deficiencies that were determined to be a material weakness.

Management’s Report on Internal Controls over Financial Reporting

The Company’s management is responsible for establishing and maintaining effective internal control over financial reporting (as defined in Rule 13a-l5(f) of the Securities Exchange Act). Management assessed the effectiveness of the Company’s internal control over financial reporting as of September 30, 2023. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) (2013). Based on that assessment, management believes that, as of September 30, 2023, the Company’s internal control over financial reporting was ineffective based on the COSO criteria, due to the following material weaknesses listed below.

The specific material weaknesses identified by the Company’s management as of end of the period covered by this report include the following:

•	we have not performed a risk assessment and mapped our processes to control objectives;

•	we have not implemented comprehensive entity-level internal controls;

•	we have not implemented adequate system and manual controls. As such, there was inadequate cross functional review of the debt agreements; and

•	we do not have sufficient segregation of duties. As such, the officers approve their own related business expense reimbursements.

•	At this time, we do not have a qualified financial expert on our board because we have not been able to hire a qualified candidate.

Despite the material weaknesses reported above, our management believes that our consolidated financial statements included in this report fairly present in all material respects our financial condition, results of operations and cash flows for the periods presented and that this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

This report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this report.

F-61

Management's Remediation Plan

The weaknesses and their related risks are not uncommon in a company of our size because of the limitations in the size and number of staff. Due to our size and nature, segregation of all conflicting duties has not always been possible and may not be economically feasible.

However, we plan to take steps to enhance and improve the design of our internal control over financial reporting.  During the period covered by this quarterly report on Form 10-Q, we have not been able to remediate the material weaknesses identified above.  To remediate such weaknesses, we plan to implement the following changes in the current fiscal year as resources allow:

(i)	appoint additional qualified personnel to address inadequate segregation of duties and implement modifications to our financial controls to address such inadequacies.

(ii)	appoint a qualified financial expert to our board to address inadequate segregation of duties and financial controls.

The remediation efforts set out herein will be implemented in the current 2023 fiscal year. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake.

Management believes that despite our material weaknesses set forth above, our consolidated financial statements for the quarter ended September 30, 2023 are fairly stated, in all material respects, in accordance with U.S. GAAP.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting during the quarter ended September 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

F-62

PART II – OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these, or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except:

On March 27, 2023, Moshe Zuchaer (“Plaintiff”) filed a complaint against Thunder Energies Corporation (“Thunder”) in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-23-011885 (the “Complaint”).

The complaint alleges that the Plaintiff holds a matured convertible promissory note totaling $487,372 comprised of $410,000 principal and $77,372 accrued interest. In addition, Mr. Zuchaer claims he is entitled to a default premium equaling 5% of the outstanding principal and interest and a per diem interest of approximately $90.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements except that Thunder has recorded a reserve of $724,244 (principal and accrued interest) as of September 30, 2023. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

We may become involved in material legal proceedings in the future. To the best our knowledge, none of our directors, officers or affiliates is involved in a legal proceeding adverse to our business or has a material interest adverse to our business.

ITEM 1A. RISK FACTORS.

We are a Smaller Reporting Company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

During the quarter ended September 30, 2023, related party holders of 15,400 shares of Series B Convertible Preferred Stock elected to exchange these shares for an aggregate of 15,400,000 shares of common stock. Each Series B Convertible Preferred Share converts into one thousand (1,000) shares of the Company’s common stock.

During the quarter ended September 30, 2023, twenty-two third party investors elected to convert the aggregate principal amount of the Notes totaling $385,475, into 4,268,215 common shares ($308,475 has been converted into 2,756,786 common shares and $77,000 has been converted into 1,511,429 common shares to be issued).

In October 2023, the Company issued a total of 14,000,000 restricted common shares to three third parties, valued at $951,500 (based on the estimated fair value of the stock on the date of grant) to provide consulting services to the Company.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

The Company has not repaid three convertible notes totaling $50,500 and these convertible notes are now in default. The Company is currently in discussions with these note holders to convert the Notes into the Company’s common stock upon the Company’s Regulation A being declared effective.

F-63

ITEM 4. MINE SAFETY DISCLOSURE.

On January 5, 2023, the Company entered into a Membership Interest Purchase Agreement (“Agreement”) with Fourth & One, LLC (“Fourth & One”) with respect to the sale and transfer of 51.5% of Fourth & One’s interest in WC Mine Holdings, LLC (“WCMH”) giving the Company a 30.9% ownership in WCMH for consideration totaling $5,450,000 for the Kinsley Mountain mineral, resources, and water rights. TNRG recently engaged three licensed geologists to assess the preliminary value of the minerals at Kinsley Mountain on the 4 patented and 98 unpatented claims by drone surveillance, a small collection of surface samples and historical information at Kinsley Mountain and neighboring geological formations. The Kinsley project is located in the Kinsley Mountains in Elko and White Pine counties, northeastern Nevada, approximately 150 kilometers northeast of Ely, Nevada, and 83 kilometers southwest of West Wendover, Nevada. Access is via paved U.S. Highway Alternate 93 to approximately 65 kilometers southwest of the town of West Wendover, Nevada, and then south for 18 kilometers on an improved gravel road, known as the Kinsley Mountain mine road, to the project site. The approximate geographic center of the Kinsley project is 40° 09′ N latitude and 114° 20′ W longitude.

Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 1503(a)”) requires the Company to present certain information regarding mining safety in its periodic reports filed with the Securities and Exchange Commission.

The following table reflects citations, orders and notices issued to the Company and Fourth & One by MSHA during the three months ended September 30, 2023 (the “Reporting Period”) and contains certain additional information as required by Section 1503(a) and Item 104 of Regulation S-K, including information regarding mining-related fatalities, proposed assessments from MSHA and legal actions (“Legal Actions”) before the Federal Mine Safety and Health Review Commission, an independent adjudicative agency that provides administrative trial and appellate review of legal disputes arising under the Mine Act.

Included below is the information required by Section 1503(a) with respect to the beryllium mining complex (MSHA Identification Number 4200706) for the Reporting Period:

		Responses
(A)	Total number of alleged violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard under Section 104 of the Mine Act for which the Company and Fourth & One received a citation from MSHA	0
(B)	Total number of orders issued under Section 104(b) of the Mine Act	0
(C)	Total number of citations and orders for alleged unwarrantable failure by the Company and Fourth & One to comply with mandatory health or safety standards under Section 104(d) of the Mine Act	0
(D)	Total number of alleged flagrant violations under Section 110(b)(2) of the Mine Act	0
(E)	Total number of imminent danger orders issued under Section 107(a) of the Mine Act	0
(F)	Total dollar value of proposed assessments from MSHA under the Mine Act	$0
(G)	Total number of mining-related fatalities	0
(H)	Received notice from MSHA of a pattern of violations under Section 104(e) of the Mine Act	No
(I)	Received notice from MSHA of the potential to have a pattern of violations under Section 104(e) of the Mine Act	No
(J)	Total number of Legal Actions pending as of the last day of the Reporting Period	0
(K)	Total number of Legal Actions instituted during the Reporting Period	0
(L)	Total number of Legal Actions resolved during the Reporting Period	0

F-64

PART III

INDEX TO EXHIBITS

2.1	Articles of Incorporation **
2.2	Bylaws **
3.1	Certificate of Designation - Preferred Series A ***
3.2	Certificate of Designation - Preferred Series B ***
3.3	Certificate of Designation - Preferred Series C ***
3.3	Written Consent of Stockholders and Directors ***
6.1	Amendment No. 1 to the Convertible Promissory Note dated May 13, 2022 **
6.2	Dalmore Broker-Dealer Agreement **
6.3	Las Vegas Aces Sponsorship Agreement **
6.4	Turvata Holdings Limited Waiver Agreement **
6.5	Fourth & One, LLC Membership Purchase Interest Agreement **
11.1	Consent of Auditor *
12.1	Attorney opinion on legality of the offering *
13.1	“Test the waters” materials ****

___________________________

*	To be filed prior to qualification.
**	Previously filed.
***	To be filed with qualification
****	No “Test the Waters” presentations were made and no “Test the Waters” materials were prepared.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State of Georgia, on February 26, 2024.

THUNDER ENERGIES CORP.

By: /s/ Ricardo Haynes

By: Ricardo Haynes
CEO of THUNDER ENERGIES CORP.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Eric Collins
Eric Collins, Director

Date: February 26, 2024

/s/ Lance Lehr
Lance Lehr, Director

Date: February 26, 2024

/s/ Tori White
Tori White, Director

Date: February 26, 2024

/s/ Donald R. Keer
Donald R. Keer, Director

Date: February 26, 2024

S-1